Exhibit 10.1

Confidential Treatment Requested by UiPath, Inc.

Pursuant to 17 C.F.R. Section 200.83

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE

COMPETITIVE HARM IF PUBLICLY DISCLOSED. [***] INDICATES THAT

INFORMATION HAS BEEN REDACTED.

EXECUTION COUNTERPART

AGREEMENT OF LEASE
between
ONE VANDERBILT OWNER LLC Landlord
and
UIPATH, INC.
Tenant
Dated as of September 24, 2021
One Vanderbilt Avenue
New York, New York

ii

iii

EXHIBITS
Exhibit A: Legal Description
Exhibit B: Floor Plan
Exhibit C: Fixed Annual Rent
Exhibit D: Pre-Approved Contractors
Exhibit E: Form of Nondisturbance Agreement
Exhibit F: Cleaning Standards
Exhibit G: Rules and Regulations Made a Part of this Lease
Exhibit H: HVAC Specifications
Exhibit I: Elevator Specifications
Exhibit J: Intentionally Omitted
Exhibit K: Form of Confidentiality Agreement
Exhibit L: [***]
Exhibit M: Intentionally Omitted
Exhibit N: Form of Letter of Credit
Exhibit O: [***]
Exhibit P: Delivery Condition Work

iv

INDEX OF DEFINED TERMS

TERM    SECTION
[***]

Additional Rent	3.01
Affiliate	4.10(a)
Alterations	8.01(i)
[***]

Applicable Laws	15.01
[***]

Applicable Percentage	12.02
Abriter	48.08
[***]

Audit	48.07
Auditor	48.07
[***]

Broker	40.01
Building	Recitals
Building Cleaning Contractor	23.02
Building Systems	8.01(i)
Business Days	30.01
Business Hours	30.02
[***]

Capital Item	48.02(iii)(d)
Cash Security	23.02
Commencement Date	8.01(i)
Comparable Buildings	30.01
Condenser Water Charge	30.02
[***]

Contractors	8.01(ii)
controls	4.10(b)
CPI	8.01(i)
[***]

Declaration	31.01
Default Rate	7.01
Delivery Condition Work	22.01
Effective Date	Preamble
[***]

v

Excess Water	28.01
Executive Order	46.09
[***]

Expense Payment	48.04
Expense Statement	48.05
Expense Year	48.02(ii)
Expenses	48.02(iii)
Expiration Date	2.01
[***]

Extraordinary Refuse	1.02(i)
[***]

Fire Stairs	30.06
[***]

Fixed Annual Rent	3.01
Fixed Expiration Date	2.01
Freight Elevator Hours	30.03
Freight Items	30.03
GAAP	48.02(iii)(d)
Hazardous Materials	15.04(a)
[***]

Holidays	30.01
HVAC Periods	30.01
[***]

Initial Term	2.01
Installations	45.01
Issuing Bank	51.01(a)
Issuing Bank Criteria	51.01(a)
JAMS Arbritator	34.01
KW	41.03
KWH	41.03
Land	Recitals
Landlord	Preamble
Landlord Improvements	47.09
Landlord Indemnified Party	20.01
Landlord's Base Building Work	22.02
[***]

Landlord's Cost	41.02
Landlord's Cost Rate	41.02
[***]

vi

Landlord's Restoration Period	11.02
Landlord's Restoration Work	11.01
Lease	Preamble
Leaseback Area	4.02
Legal Rent Restriction	33.01
Lessor	13.02
Letter of Credit	51.01(b)
Maximum Tonnage	35.02
Measurement Standard	1.01(ii)
Mortgagee	13.02
Mortgages	13.02
NAM	34.01
[***]

New Tenant	12.02
Non-Consent Alterations	8.01(i)
Nondisturbance Agreement	13.01
Non-Material Alterations	8.01(i)
Notice	27.01
Occupancy Date	27.01
[***]

Percentage	48.02(i)
[***]

Permitted Users	1.02
Premises	1.01(i)
Prime Rate	7.01
[***]

Prohibited Person	46.09
Project	Recitals
Punchlist	22.01
Punchlist Items	22.01
[***]

Real Estate Taxes	32.01(iii)
[***]

Reference Date	46.13
Reference Number	46.13
[***]

Rent	3.01
Rent Commencement Date	3.02
[***]

vii

Reserved Capacity	35.02
Reserved Capacity Reduction Notice	35.02
Restoration Statement	11.02
[***]

Risers	45.07
[***]

Security Protocol	19.02
Security Standard	19.02
[***]

Specialty Alterations	8.01(iii)
Subject to CPI Increases	8.01(i)
[***]

Submetering System	41.05
[***]

Successor Landlord	13.03
Superior Leases	13.02
Supplemental Condenser Water	35.02
Supplemental Water Reservation Deadline	35.02
Tax Payment	32.02
Tax Refund	32.04
Tax Statement	32.01(iv)
Tax Year	32.01(a)(ii)
Tenant	Preamble
Tenant Cleaning Services	23.02
Tenant Delay	22.03
Tenant Indemnified Party	20.02
Tenant's Base Building AC Percentage	41.02
[***]

Tenant's Consultants	22.04(i)(a)
[***]

Tenant's Plans	8.02(i)
[***]

Tenant's Share	32.01(a)(i)
Tenant Statement	48.08
Tenant's Supplemental Water Notice	35.02
Term	2.01
[***]

Unavoidable Delay	19.02
Untenantable/Untenantability	11.01
[***]

viii

AGREEMENT OF LEASE (this “Lease”) made as of the 24th day of September 2021 (the “Effective Date”) between ONE VANDERBILT OWNER LLC, a Delaware limited liability company, having an office c/o SL Green Realty Corp., at One Vanderbilt Avenue, New York, New York 10017 (hereinafter referred to as “Landlord”) and UIPATH, INC., a Delaware corporation, having an office at 90 Park Avenue, New York, New York 10016 (hereinafter referred to as “Tenant”).
W I T N E S S E T H
WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the building (the “Building”) on the land described on Exhibit A (the “Land”; the Land, and the Building and all plazas, sidewalks and curbs adjacent thereto are collectively referred to herein as the “Project”), on the city block bounded by 42nd Street and 43rd Street and Vanderbilt Avenue and Madison Avenue, in the City, County and State of New York.
Landlord and Tenant, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby covenant and agree as follows:
ARTICLE 1

DEMISE; PREMISES AND PURPOSE
1.01
(i)Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, those certain premises located on and comprising the entire rentable area of the sixtieth (60th) floor of the Building substantially as shown hatched on the floor plan annexed hereto as Exhibit B (the “Premises”), which Premises shall be deemed to consist of 26,363 rentable square feet.
(ii)In any case where, pursuant to the provisions of this Lease, the rentable square footage of any portion of the Premises and/or the Building is to be determined, such rentable square footage shall be calculated and determined in accordance with the Measurement Standard. For purposes of this Lease, “Measurement Standard” means the Real Estate Board of New York Recommended Method of Floor Measurement for Office Buildings effective January 1, 1987 (as amended in 2003) applicable to measuring usable area, with a 28.5% full-floor loss factor applied to the resulting number of usable square feet. Thus, for example, if a full floor contained 10,000 usable square feet, such full floor would be deemed to contain 13,986.014 rentable square feet, obtained by dividing 10,000 by 0.715 (USF/[1-Loss Factor] = rentable square feet).
1.02The Premises shall be used and occupied for executive and general office use consistent with that found in Class “A” high-rise office buildings located in midtown Manhattan (“Comparable Buildings”) (including such customary ancillary uses in connection therewith as shall be reasonably required by Tenant in the operation of its business, consistent with Comparable Buildings) only and for no other purpose. Such ancillary uses may include, without limitation, the following uses, provided the same are (x) ancillary to the primary use of the Premises for executive and general offices, (y) for the use by Tenant, any permitted subtenant or Business Relationship Entity and their respective employees and business invitees (collectively, “Permitted Users”) only and (z) permitted in accordance with all Applicable Laws (it being acknowledged that Landlord makes no representation that any of such ancillary uses are so permitted:

(i)Cafeterias or pantries (which may include standard office pantry dishwashers, refrigerators, microwaves and other standard small appliances that are part of a standard office pantry) and/or vending machines for the sale of snack foods, non-alcoholic beverages, and other convenience items (which may be supplied by any party selected by Tenant, subject, however, to Landlord’s right to exclude any such supplier from the Building for reasonable causes, such as if such supplier refuses to comply with Landlord’s reasonable rules and regulations relating to the delivery of such items to the Premises) for Permitted Users only upon the condition that (w) no food is prepared or cooked therein (exclusive of microwave reheating and beverage making as part of a standard office pantry), (x) no food or beverages kept therein or anything else done therein shall cause odors to be emitted therefrom so as to be detectable outside of the Premises, (y) the portions of the Premises so used shall, at the sole cost and expense of Tenant, be at all times maintained in a clean and sanitary condition and free of vermin and refuse and (z) Tenant shall contract directly for the removal from the Building of Extraordinary Refuse with the cleaning company servicing the Building, subject to the provisions of Section 23.02. “Extraordinary Refuse” means wet garbage, kitchen refuse, furniture, and any other refuse that are in excess of that ordinarily accumulated in business office occupancy, as reasonably determined by Landlord. Subject to the terms of this Section 1.02 (including, for the avoidance of doubt, clause (z) of the immediately preceding paragraph), Tenant may serve (but not sell) in the Premises alcoholic beverages solely to Permitted Users and not to the general public;
(ii)one or more data centers for computer and other electronic data processing and business machine operations;
(iii)duplicating, photographic reproduction and/or offset printing facilities (provided that Tenant shall cause such printing facility to be operated and constructed so that no noise or vibration will emanate from the Premises to other portions of the Building);
(iv)mail room facilities;
(v)board rooms, conference rooms, meeting rooms and conference centers for use by Permitted Users only;
(vi)an exercise facility for use only by Permitted Users (provided that (i) the entire floor on which any such exercise facility is located and the entire floor immediately below the floor on which such exercise facility is located shall be leased to Tenant (unless the floor immediately below such exercise facility contains no leasable office or retail space (e.g., is a mechanical equipment floor), in which event such floor need not be leased to Tenant) and (ii) Tenant shall cause such exercise facility to be operated and constructed so that no noise or vibration will emanate from the Premises to other portions of the Building); and
(vii)recording and video studios (provided that Tenant shall cause such recording and video studios to be operated and constructed so that no noise or vibration will emanate from the Premises to other portions of the Building).
1.03No portion of the Premises shall be used for any purpose which (a) unreasonably interferes with the maintenance or operation of the Building; (b) materially and adversely affects any service provided to, and/or the use and occupancy by, any Building tenant or occupants; (c) unreasonably interferes with or disturbs any other tenant; (d) interferes with or unreasonably disturbs Landlord in Landlord’s operation of the Building; (e) constitutes a public or private nuisance or (f) violates any certificate of occupancy issued for the Building. Without limiting the foregoing, the Premises shall not be used for the operation of a business the purpose of which is to provide to unrelated third parties for sublease or license a shared workplace center or co-working center/environment consisting of executive or general office suites, office workplaces

2

and/or shared office amenities. If any governmental license or permit (other than a certificate of occupancy for the entire Building permitting use of the Premises for general office use) shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit.
1.04[***].
1.05Tenant shall require all messengers, delivery personnel or other individuals providing such services to Tenant to comply with reasonable rules promulgated by Landlord from time-to-time regarding the use of outside messenger services and the messenger center serving the Building, provided such rules are enforced in a non-discriminatory manner. Under no circumstances shall Tenant permit messengers, delivery personnel or other individuals providing such services to Tenant to: (i) assemble, congregate or form a line outside of the Premises or the Building or otherwise impede the flow of pedestrian traffic outside of the Premises or Building or (ii) park or otherwise leave bicycles, wagons or other delivery carts outside of the Premises or the Building, except in locations outside of the Building designated by Landlord, if any, from time-to-time.
ARTICLE 2

TERM
2.01The Premises are leased for a term (the “Initial Term”) which shall (i) commence on the Effective Date (the “Commencement Date”) and (ii) end on March 31, 2038 (the “Fixed Expiration Date”), unless the Initial Term shall terminate sooner pursuant to any of the terms of this Lease or pursuant to law. For purposes of this Lease, (I) the “Term” means the Initial Term, as the same may terminate sooner pursuant to any of the terms of this Lease or pursuant to law or be extended pursuant to Article 49 below and (II) the “Expiration Date” means the Fixed Expiration Date, as such date may occur sooner pursuant to any of the terms of this Lease or pursuant to law or be extended pursuant to Article 49 below.
ARTICLE 3

RENT AND ADDITIONAL RENT
3.01Commencing on the Commencement Date, Tenant shall pay fixed annual rent without electricity (the “Fixed Annual Rent”) at the rates provided for in the schedule annexed hereto and made a part hereof as Exhibit C. Such Fixed Annual Rent shall be payable in equal monthly installments in advance on the first (1st) day of each calendar month during the Term. If the Commencement Date does not occur on the first (1st) day of a month, then Fixed Annual Rent for the month in which the Commencement Date occurs shall be prorated and paid on the Commencement Date. All sums other than Fixed Annual Rent payable to Landlord hereunder shall be deemed to be “Additional Rent” and shall be payable within thirty (30) days after demand, unless other payment dates are hereinafter provided. Tenant shall pay all Fixed Annual Rent and Additional Rent due hereunder at the office of Landlord or such other place as Landlord may designate by no less than twenty (20) days’ advance notice to Tenant, payable in United States legal tender, by cash, or by good and sufficient check drawn on a New York City bank which is a member of the Clearing House Association, L.L.C. or a successor thereto or by electronic transfer of immediately available federal funds payable to such account as Landlord may from time to time designate, in any case, without any set off or deduction whatsoever, except as otherwise expressly set forth in this Lease. The term “Rent” as used in this Lease shall mean Fixed Annual Rent and Additional Rent. Landlord may apply payments made by Tenant

3

towards the payment of any item of Fixed Annual Rent and/or Additional Rent due and payable hereunder notwithstanding any designation by Tenant as to the items against which any such payment should be credited.
3.02“Rent Commencement Date” means [***].
3.03Subject to the provisions hereof, if and so long as Tenant is not in material default under this Lease beyond the expiration of any applicable notice and cure period at any time prior to the date immediately preceding the Rent Commencement Date, the Fixed Annual Rent payable pursuant to Section 3.01 above shall be abated commencing on the Commencement Date through the day immediately preceding the Rent Commencement Date.
3.04[***].
ARTICLE 4

ASSIGNMENT/SUBLETTING
4.01[***].
ARTICLE 5

DEFAULT
5.01Landlord may terminate this Lease on five (5) Business Days’ notice: (a) if Fixed Annual Rent or Additional Rent is not paid within five (5) Business Days after written notice from Landlord; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this Lease (except the payment of Rent), or any rule or regulation hereinafter set forth, within thirty (30) days after written notice thereof from Landlord, or if such default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said thirty (30) days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant or any guarantor of Tenant’s obligations under this Lease or if Tenant or any such guarantor shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Tenant’s or such guarantor’s property and such appointment is not vacated within sixty (60) days; or (e) if an execution or attachment shall be issued under which the Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (f) if the Premises are abandoned and Tenant fails to secure the same; or (g) if Tenant’s interest in this Lease or the estate hereby granted would, by operation of law or otherwise, devolve upon or pass to any person or entity other than Tenant, except as permitted by Article 4. At the expiration of the five (5) Business Day notice period, this Lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the Term, but Tenant shall remain liable as hereinafter provided.
5.02In the event that Tenant is in arrears for Fixed Annual Rent or any item of Additional Rent, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items which Landlord in its sole discretion may elect irrespective of any designation by Tenant as to the items against which any such payment should be credited.
5.03Tenant shall not seek to remove and/or consolidate any summary proceeding brought by Landlord with any action commenced by Tenant in connection with this Lease or Tenant’s use and/or occupancy of the Premises.

4

5.04In the event of a default by Landlord hereunder, no property or assets of Landlord, or any principals, shareholders, officers, directors, partners or members of Landlord, whether disclosed or undisclosed, other than the Building in which the Premises are located and the land upon which the Building is situated and the proceeds thereof held by Landlord, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises.
ARTICLE 6

RELETTING, ETC.
6.01If Landlord shall re-enter the Premises following a default of Tenant beyond any applicable notice and cure period, by summary proceedings or otherwise: (a) Landlord may re-let the Premises or any part thereof, as Tenant’s agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the Term, and may grant concessions or free rent and (b) Tenant shall pay Landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the period which would otherwise have constituted the remaining Term, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to re-let the Premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all expenses incurred in obtaining possession or re-letting the Premises, including legal expenses and fees, brokerage fees, the commercially reasonable cost of restoring the Premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original Term; and (c) Tenant hereby expressly waives any right of redemption granted by any present or future law. “Re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the right of injunctive relief. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy and Landlord shall recover as liquidated damages, in addition to accrued Rent and other charges, if Landlord’s re-entry is the result of Tenant’s bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.
6.02If Landlord re-enters the Premises for any cause, Tenant abandons the Premises without securing the same, or the Term expires, and property is left in the Premises, then, in any of the foregoing cases, any such property left in the Premises by Tenant shall be deemed to have been abandoned by Tenant and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant, at Tenant’s sole cost and expense (and Tenant’s obligation to reimburse Landlord for such costs shall survive the Expiration Date or sooner termination of this Lease). If Tenant shall at any time default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, then Tenant shall reimburse Landlord for the legal expenses and fees thereby incurred by Landlord.
ARTICLE 7

LANDLORD MAY CURE DEFAULTS
7.01If Tenant shall default in performing any covenant or condition of this Lease, (a) beyond the expiration of any applicable notice and cure period or (b) prior to the expiration of

5

any such applicable notice and cure period if (I) there exists an imminent threat (x) to the health or safety of any person or (y) of harm to property, (II) such default by Tenant adversely impacts other tenants or occupants or the operation of the Building or (III) such default by Tenant causes interference with or adversely affects the performance of work by Landlord then, in any event described in clauses (a) and (b) of this Section 7.01, Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, such sums so paid or obligations incurred together with interest thereon at the lesser of (i) a rate per annum equal to the Prime Rate plus three (3%) percent and (ii) the maximum legal rate of interest (such lesser amount, the “Default Rate”), from the date paid by Landlord until reimbursed by Tenant, which sums shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement therefor, and if the Term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages. For purposes of this Lease, the “Prime Rate” shall mean the prime rate of JP Morgan Chase Bank, N.A. (or the successor thereto).
ARTICLE 8

ALTERATIONS
8.01
(i)Tenant shall make no decoration, alteration, addition or improvement in the Premises (collectively, “Alterations”), without the prior written consent of Landlord, and, if Tenant obtains Landlord’s consent thereto, such Alterations may only be made by contractors or mechanics, in such manner and time and with such materials, as approved by Landlord. Anything hereinabove to the contrary notwithstanding, Landlord will not unreasonably withhold or delay approval of written requests of Tenant to make Alterations that (1) do not affect the Building’s exterior (including the appearance), (2) do not adversely affect any Building Systems, (3) are non-structural, (4) do not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building and (5) do not reduce the value or utility of the Building (herein referred to as “Non-Material Alterations”) in the Premises. For purposes hereof, the term “Building Systems” shall mean the service systems of the Building, including, without limitation, the mechanical, gas, steam, electrical, sanitary, HVAC (including condenser water risers and pumps, any perimeter induction units in the Premises, the control dampers, fire and smoke dampers and smoke detectors in the main supply and return air ducts leaving the shaft), elevator, plumbing, and life-safety systems (including the generator therefor), and the Building generator (if any) of the Building (it being understood that the Building Systems shall not include any systems installed by or on behalf of Tenant or any subtenant of Tenant). Anything hereinabove to the contrary notwithstanding, Landlord’s consent shall not be required with respect to Non-Material Alterations which (w) do not require a building permit or a change in the certificate of occupancy for the Building, (x) do not cost in excess of (I) $250,000.00 (Subject to CPI Increases) or (II) from and after the Expansion Space Inclusion Date, $400,000.00 (Subject to CPI Increases), in either such case, either individually or in the aggregate with other Alterations that are reasonably related thereto, (y) do not affect any Building Systems, and (z) are solely of a decorative nature or are solely comprised of the installation of workstation partitions and related data/telecom changes (herein referred to as “Non-Consent Alterations”). "Subject to CPI Increases" means that the specified amount shall be adjusted as of each anniversary of the Commencement Date by multiplying the applicable amount by the greater of (a) 1.0, or (b) a fraction, the numerator of which shall be the CPI as most recently published prior to the date of such adjustment and the denominator of which shall be the CPI for the month in which the Commencement Date occurs. The term "CPI" shall mean Consumer Price Index for All Urban Consumers, New York-Northern New Jersey-Long Island, NY-NJ-CT-PA, 1982-84=100, or any

6

successor to such index, appropriately adjusted, or if no such index or successor index shall be published, such similar index, appropriately adjusted, as shall be designated by Landlord.
(ii)Tenant may employ architects, contractors, subcontractors and engineering firms (“Contractors”) of Tenant’s choice to design and construct Alterations, subject to Landlord’s approval (such approval not to be unreasonably withheld, conditioned or delayed) and the provisions of Section 8.02(iv); provided, that (I) all work to the Building’s life safety systems (including tie-ins to such systems) shall be performed by Landlord’s designated contractor provided that the rates charged by such contractor to Tenant are commercially reasonable and (II) Tenant shall utilize and consult with Landlord’s designated expeditor and consulting engineer provided that the rates charged to Tenant by such expeditor and consulting engineer are commercially reasonable. Landlord hereby agrees that the Contractors and/or expeditors listed on Exhibit D attached hereto are hereby approved by Landlord on the date hereof; provided, that (i) Landlord may (in Landlord’s reasonable discretion), from time to time, reasonably remove or add one or more Contractors and/or expeditors from or to Exhibit D and (ii) subject to Landlord’s consent (such consent not to be unreasonably withheld, conditioned or delayed), Tenant may, from time to time, add one or more Contractors and/or expeditors to Exhibit D.
(iii)All alterations, additions or improvements to the Premises remaining in the Premises at the expiration or sooner termination of the Term, except movable office furniture and trade equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord, and shall be surrendered with the Premises, at the expiration or sooner termination of the Term: provided, however, that Tenant shall have the right to use such Alterations throughout the Term and to remove or alter such Alterations at any time, subject to the applicable provisions and limitations contained in this Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be obligated to remove any Alterations, except, subject to the provisions of this Section 8.01(iii) and Section 12.01, Specialty Alterations. “Specialty Alterations” shall mean Alterations consisting of kitchens (but not standard office pantries), raised or structurally reinforced floors, vaults, structurally reinforced filing systems, internal staircases (provided, that one internal staircase in the Premises shall not constitute a Specialty Alteration, but any additional internal staircase shall constitute a Specialty Alteration), dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, any slab penetrations or expansion of an existing slab penetrations, removal of slabs to construct double height ceilings, any Alteration to the core bathrooms (but not any additional bathrooms installed in the Premises), any other Alterations which affect the structural elements of the Building, and any other Alterations which are not customary for general office use in Comparable Buildings. Specialty Alterations shall not include any vertical or horizontal telecommunications or data wiring and cabling located within the Premises. Prior to the expiration or earlier termination of the Term, Tenant shall, at Tenant’s cost and expense, remove any Specialty Alteration, repair any damage to the Premises or the Building due to such removal, cap all electrical, plumbing and waste disposal lines in accordance with sound construction practice if required as a result of such removal and restore the affected area of the Premises to the condition existing prior to the making of such Specialty Alteration, reasonable wear and tear excepted and, if applicable, subject to the terms of Articles 11 and 14. All removal and restoration work performed by Tenant pursuant to this Section 8.01(iii) shall be performed in accordance with plans and specifications first approved by Landlord (to the extent such approval is required pursuant to the provisions of this Article 8), which approval, if required, shall be granted or withheld in accordance with the provisions of Section 8.01(i) of this Lease, and all applicable terms, covenants, and conditions of this Lease. If Landlord’s insurance premiums increase as a result of any Specialty Alterations, Tenant shall pay each such increase each year as Additional Rent within thirty (30) days after Tenant’s receipt of a bill therefor from Landlord, provided that Landlord shall have provided reasonable evidence of the causal relationship

7

between such Specialty Alterations and such increased premiums. The provisions of this Section 8.01(iii) shall survive the expiration or earlier termination of this Lease.
(iv)Notwithstanding the foregoing, Tenant may, together with the submission to Landlord of Tenant’s Plans for any Alterations that are not specifically enumerated as Specialty Alterations in Section 8.01(iii), submit a notice to Landlord inquiring whether Tenant shall be required to remove any portion of the Alterations in question because such portion of the Alterations in question is not customary for general office use in Comparable Buildings, which notice shall state in bold upper case letters at the top of the first page: “THIS IS A TIME SENSITIVE NOTICE UNDER SECTION 8.01(iv) OF THE LEASE AND LANDLORD SHALL BE DEEMED TO WAIVE ITS RIGHTS IF IT FAILS TO RESPOND IN THE TIME PERIOD PROVIDED”. If Tenant submits such notice and Landlord fails to designate particular Alterations that are not specifically enumerated as Specialty Alterations in Section 8.01(iii) set forth in Tenant’s Plans as Specialty Alterations which Tenant shall be required to remove because such portion of the Alterations in question is not customary for general office use in Comparable Buildings, either (1) in Landlord’s approval (or prior to the date of Landlord’s deemed approval) of such Tenant’s Plans with respect to Alterations which, pursuant to the provisions of this Article 8, require Landlord’s approval, or (2) within fifteen (15) days following Landlord’s receipt of such notice together with such Tenant’s Plans with respect to Alterations which do not require Landlord’s approval, then, in either case, Tenant shall not be required to remove or pay for the removal of such Alterations which are not so designated as Specialty Alterations.
(v)Subject to the applicable provisions of this Lease, including, without limitation, Sections 8.01(iii) and (iv), and Landlord's review and approval of Tenant's Plans therefor, Tenant shall have the right, at Tenant's sole cost and expense (but subject to Article 47), (i) to install pantries, private restrooms, supplemental HVAC systems, computer facilities and raised flooring within the Premises, and (ii) to construct internal staircases connecting contiguous floors of the Premises.
8.02All Alterations shall be performed in accordance with the following conditions:
(i)Prior to the commencement of any Alterations, Tenant shall first submit to Landlord for each proposed Alteration detailed dimensioned coordinated plans and specifications, including layout, architectural, mechanical, electrical, plumbing and structural drawings, in form suitable for filing with the Building Department (“Tenant’s Plans”) (1) if the Alterations that would be depicted or described on Tenant’s Plans require Landlord’s consent pursuant to this Article 8 and (2) if Landlord’s consent is not so required, to the extent such plans and specifications are customarily prepared with respect to such Alterations, or if not so customarily prepared, have been prepared by Tenant; provided, that notwithstanding the foregoing, any particular Tenant’s Plans shall only be required to be in form suitable for filing with the Building Department, to the extent such Tenant’s Plans are required to be filed with the Building Department by Applicable Laws. With respect to Alterations for which Landlord’s consent is required, Landlord shall respond to any request for consent to an Alteration and the Tenant’s Plans with respect thereto by either consenting or setting forth in reasonable detail why it is not consenting not later than fifteen (15) Business Days after receipt of Tenant’s written request for such consent together with Tenant’s Plans. Landlord shall respond to any resubmission of Tenant’s Plans following Tenant’s receipt of comments from Landlord within five (5) Business Days. If Landlord fails to so respond within such fifteen (15) Business Day period or five (5) Business Day period, as applicable, then Tenant shall have the right to deliver a second notice to Landlord requesting Landlord’s consent to such Alterations and the Tenant’s Plans (or resubmission thereof) with respect thereto, which request shall state in bold upper case letters at the top of the first page as follows: “THIS IS A TIME SENSITIVE NOTICE AND FAILURE TO APPROVE OR DISAPPROVE THE APPLICABLE ALTERATIONS AND/OR

8

TENANT PLANS WITHIN FIVE (5) BUSINESS DAYS OF LANDLORD’S RECEIPT OF THIS NOTICE SHALL RESULT IN LANDLORD’S DEEMED APPROVAL OF THE APPLICABLE ALTERATIONS AND/OR TENANT PLANS”. If Tenant shall have delivered such reminder notice to Landlord, and Landlord shall fail to respond to such reminder notice by either consenting or setting forth in reasonable detail why it is not consenting within five (5) Business Days (time being of the essence) after the giving by Tenant of such reminder notice, then Landlord shall be deemed to have consented to the Alteration in question and the Tenant’s Plans with respect thereto.
(ii)All Alterations in and to the Premises shall be performed in a good and workmanlike manner and in accordance with the Building’s Alterations rules and regulations. Prior to the commencement of any such Alterations, Tenant shall, at Tenant’s sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such Alterations.
(iii)All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all Applicable Laws, including, without limitation, the Americans with Disabilities Act of 1990, New York City Local Law No. 58/87 and similar present or future laws, and regulations issued pursuant thereto, and New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos and other hazardous materials, which work, if required, shall be effected at Tenant’s sole cost and expense, by contractors and consultants approved by Landlord in accordance with this Article 8 and in compliance with such Applicable Laws and with the rules and regulations and any Alterations rules and regulations which may be promulgated by Landlord with respect to the Building from time to time.
(iv)Intentionally Omitted.
(v)All work to be performed by Tenant or Tenant’s Contractors shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the Building.
(vi)Tenant shall keep the Building and the Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises at the request of, by or on behalf of Tenant or persons claiming by, through or under Tenant.
(vii)Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing that all Contractors performing any of such work have obtained all insurance required pursuant to the Building’s Alterations rules and regulations.
(viii)Except in connection with Tenant’s Initial Alteration Work, in granting its consent to any Alterations for which Landlord’s consent is required, Landlord may impose such conditions as to guarantee completion (including, without limitation, requiring Tenant to post additional security or a bond to insure the completion of such Alterations, payment, restoration or otherwise), as Landlord may reasonably require.
(ix)The performance of any Alteration shall not be done in a manner which would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall promptly stop the performance of any Alteration if Landlord notifies Tenant (which notice may be oral) that continuing such Alteration would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute.

9

(x)The review and/or approval by Landlord, its agents, consultants and/or contractors, of any Alteration or of Tenant’s Plans therefor and the coordination of such Alteration work with the Building are solely for the benefit of Landlord, and neither Landlord nor any of its agents, consultants or contractors shall have any duty toward Tenant; nor shall Landlord or any of its agents, consultants and/or contractors be deemed to have made any representation or warranty to Tenant, or have any liability, with respect to the safety, adequacy, correctness, efficiency or compliance with laws of any Tenant’s Plans, Alterations or any other matter relating thereto. Landlord shall receive no fee for its supervision, profit, overhead or general conditions in connection with any Alterations performed by Tenant; provided, that Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for Landlord’s actual out-of-pocket third party costs incurred in connection with the review of Tenant’s Alterations and Tenant’s Plans therefor.
(xi)The timing of Tenant’s performance of any Alterations (including Tenant’s Initial Alteration Work, subject to the further provisions of Section 22.04) shall be subject to Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed provided that the performance of any such work at the time(s) requested by Tenant (a) does not interfere with or adversely affect any other tenant of the Building, (b) does not interfere with or adversely affect the performance of work by Landlord or the management or operation of the Building and (c) complies with Applicable Laws and any Alterations rules and regulations which may be promulgated by Landlord with respect to the Building.
(xii)All Alterations and fixtures (excluding Tenant’s trade fixtures) installed by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgages, or other title retention agreements.
(xiii)Promptly following the substantial completion of any Alterations that required Landlord’s consent pursuant to this Article 8 (or of any Alterations that do not require Landlord’s consent pursuant to this Article 8 if (x) plans and specifications are customarily prepared with respect to such Alterations, or (y) whether or not so customarily prepared, plans and specifications have been prepared by Tenant), Tenant shall submit to Landlord: (a) one (1) sepia and one (1) electronic copy (using a current version of AutoCAD or such other similar software as is then commonly in use) of final, “as-built” plans for the Premises showing all such Alterations and demonstrating that such Alterations were performed substantially in accordance with plans and specifications first approved by Landlord and (b) an itemization of Tenant’s total construction costs, detailed by contractor(s), subcontractors, vendors and materialmen; bills, receipts, lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’ and Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for such Alterations.
8.03Landlord shall reasonably cooperate with Tenant in connection with obtaining necessary permits for the Alterations, which may include, without limitation but solely with respect to Alterations which do not require a change to the certificate of occupancy of the Building, executing applications reasonably required by Tenant for such permits within five (5) Business Days after receipt of Tenant’s written request therefor, together with the Tenant’s Plans for the applicable Alteration and prior to completion of Landlord’s review of Tenant’s Plans and specifications for such Alterations; provided, that execution of any such application by Landlord shall not constitute Landlord’s consent to the proposed Alteration in question. Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for all reasonable and actual out of pocket costs and expenses reasonably incurred by Landlord in connection with Landlord’s cooperation in obtaining such permits.

10

ARTICLE 9

LIENS
9.01Prior to commencement of any work in the Premises at the request of, by or on behalf of Tenant or persons claiming by, through or under Tenant, Tenant shall obtain and deliver to Landlord a written letter of authorization, in form reasonably satisfactory to Landlord’s counsel, signed by all architects, engineers and designers to become involved in such work, which shall confirm that any of their drawings or plans are to be removed from any filing with governmental authorities on request of Landlord, in the event that said architect, engineer or designer thereafter no longer is providing services with respect to the Premises. Tenant covenants and agrees that it shall not at any time hereafter create, suffer or permit the creation of any lien, encumbrance, chattel mortgage, leasehold mortgage, title retention or security agreement in or to the leasehold interest conveyed herein, the Premises or any installations or other property contained therein, including without limitation, in connection with any Alterations performed or installed pursuant to Article 8. With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials to be furnished to Tenant at the Premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waiver of mechanics liens upon the Premises, the Building or the Project after payments to the contractors, etc., subject to any then applicable provisions of the New York Lien Law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the Premises, the Building or the Project, for work or materials claimed to have been furnished to Tenant, to be discharged of record within ten (10) Business Days after notice thereof.
ARTICLE 10

REPAIRS
10.01Subject to Section 30.05 hereof, and except as set forth in Section 10.02, Landlord, at Landlord's expense (subject to reimbursement to the extent, if any, provided in accordance with Article 48, and, subject to Section 43.06, to reimbursement from Tenant if resulting from any negligence or willful misconduct of Tenant or persons claiming by, through or under Tenant), shall make all repairs and replacements to the structural elements of the Building both exterior and interior (including the roof and floor slabs), to the Building Systems (to the point of entry to the Premises), the common areas and public portions of the Project and the core, shell (including exterior windows), in conformance with the standards that are customary for Comparable Building and Applicable Laws, in each case, to the extent that Landlord's failure to make the repair or replacement in question would adversely impact Tenant's use or occupancy of the Premises and except to the extent Tenant is obligated to make any such repair or replacement pursuant to any other provision of this Lease.
10.02Tenant shall take good care of the Premises and the fixtures and appurtenances therein, including, without limitation, all horizontal distribution portions of any Building Systems which exclusively serve and are located within the Premises, and shall make all repairs necessary to keep the foregoing in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of Tenant or its agents, employees, invitees or contractors, subject to the provisions of Article 11 hereof and Section 43.06. Landlord shall permit Tenant access to Building mechanical rooms and service closets as reasonably required by Tenant to perform any alterations, maintenance or repairs permitted in accordance with the provisions of this Lease; provided, that (i) any such work performed by Tenant in a Building mechanical room or service closet shall be deemed an Alteration under this Lease requiring Landlord’s consent, (ii) in no event shall Tenant be permitted to install any equipment in, or make any other changes to, any Building mechanical room or service closet (provided that the foregoing shall not prohibit Tenant from using equipment required for any

11

permitted alteration, maintenance or repair in a Building mechanical room or service closet while the applicable work is being performed) and (iii) Tenant shall only access Building mechanical rooms and service closets under the supervision of a representative of Landlord (unless Landlord waives such requirement in any instance), who shall be made available to Tenant at reasonable times upon reasonable advance notice from Tenant, and Tenant shall reimburse Landlord for any reasonable incremental out-of-pocket costs incurred by Landlord in connection with providing such supervision within thirty (30) days after demand therefor. Tenant shall not paint, alter, drill into or otherwise change the appearance of the windows including, without limitation, the sills, jambs, frames, sashes, and meeting rails.
ARTICLE 11

FIRE OR OTHER CASUALTY
11.01Damage by fire or other casualty to the Building (excluding leasable areas thereof) and to the core and shell of the Premises (excluding the tenant improvements and betterments and Tenant’s personal property) shall be repaired at the expense of Landlord (“Landlord’s Restoration Work”), but without prejudice to the rights of subrogation, if any, of Landlord’s insurer to the extent not waived herein. Landlord shall not be required to repair or restore any of Tenant’s property or any alteration, installation or leasehold improvement made in and/or to the Premises. If, as a result of such damage to the Building or to the core and shell of the Premises or Building Systems serving the Premises, the Premises are rendered Untenantable, the Fixed Annual Rent and Recurring Additional Rent shall abate in proportion to the portion of the Premises not usable by Tenant from the date of such fire or other casualty until Landlord’s Restoration Work is substantially completed. Landlord shall not be liable to Tenant for any delay in performing Landlord’s Restoration Work, Tenant’s sole remedy being the right to an abatement of Rent, as provided above. Tenant shall cooperate with Landlord as may be reasonably required in connection with the performance by Landlord of Landlord’s Restoration Work. If (1) all or any portion of the Building is damaged and the estimated time (as determined by a third-party contractor) to complete such restoration is twelve (12) months or greater or (2) a casualty occurs during the last twelve (12) months of the Term and forty-percent (40%) or more of the Premises is Untenantable as a result of the applicable casualty, then Landlord may within ninety (90) days after such fire or other casualty give written notice to Tenant of its election that the Term shall automatically expire no less than ten (10) days after such notice is given. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible (or would have been in force if maintained by a party as required by this Lease) and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or anyone claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. “Untenantable” or “Untenantability” means that the Premises (or the applicable portion thereof) cannot be used in a manner consistent with a Class A office building, and that the Premises (or the applicable portion thereof) is not being used, in either case, for the conduct of business.
11.02Within ninety (90) days after Landlord has actual knowledge of any damage described in Section 11.01 hereof occurring at any time following the Commencement Date, Landlord shall deliver to Tenant a statement (the “Restoration Statement”) prepared by a reputable third-party contractor setting forth such contractor’s good faith estimate as to the time (the “Landlord’s Restoration Period”) reasonably required to complete the portion of Landlord’s Restoration Work which must be completed within the Premises. If (x)(i) Landlord’s Restoration Period exceeds fifteen (15) months from the date of such statement, (ii) Landlord’s Restoration Period would expire during the last eight (8) months of the Term, and following the

12

substantial completion of Landlord’s Restoration Work, restoration of the Premises by Tenant would be required or (iii) the casualty occurs during the last twelve (12) months of the Term and Landlord’s Restoration Period exceeds four (4) months from the date of such statement, and (y) forty percent (40%) or more of the Premises is Untenantable as a result of the applicable casualty, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of the Restoration Statement (time being of the essence). If Tenant makes such election, the Term shall expire upon the sixtieth (60th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 12 hereof.
11.03If (i) Landlord has not completed Landlord’s Restoration Work (except for and subject only to punch list items) on or before the end of the Landlord’s Restoration Period (as Landlord’s Restoration Period may be extended by reason of Tenant Delay and Unavoidable Delay), (ii) (A) the Landlord’s Restoration Work will not be substantially completed prior to the last eight (8) months of the Term, and following the substantial completion of Landlord’s Restoration Work, restoration of the Premises by Tenant would be required or (B) at least fifteen (15) months have elapsed since the date of the Restoration Statement, and (iii) at least forty percent (40%) of the Premises was rendered Untenantable as a result of the applicable casualty, Tenant may elect by written notice, given within sixty (60) days after the later of (x) the last day of Landlord’s Restoration Period (or longer, if extended by reason of Unavoidable Delay or Tenant Delay) and (y) the last day of the eight (8) month period or the fifteen (15) month period, as applicable, following the date of the Restoration Statement, to terminate this Lease (time being of the essence) and, if Tenant makes such election, the Term shall expire upon the sixtieth (60th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 12 hereof; provided, that if Landlord completes the restoration on or before the expiration of such sixty (60) day period, Tenant’s termination notice shall be void and of no further force and effect and this Lease shall continue in full force and effect in accordance with the terms hereof. Except as set forth in Section 11.02 and in this Section 11.03, Tenant shall have no other options to cancel this Lease in connection with a casualty.
11.04In the event that the Premises has been damaged or destroyed and this Lease has not been terminated in accordance with the provisions of this Article 11, Tenant shall (i) cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as reasonably possible all of Tenant’s salvageable inventory, movable equipment, furniture and other property and (ii) repair the damage to the tenant improvements and betterments and Tenant’s personal property and restore the Premises following the date upon which the core and shell of the Premises shall have been substantially repaired by Landlord.
11.05This Article 11 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.
ARTICLE 12

END OF TERM
12.01Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease free and clear of all tenants, occupants or persons claiming by, through or under Tenant and in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its personal property, all Specialty Alterations (to the extent such Specialty Alterations are required to be removed

13

pursuant to the provisions of Section 8.01 hereof), and all signage installed or displayed by or on behalf of Tenant. Tenant shall have no obligation to remove any telephone or data wiring, cabling or equipment at the end of the Term.
12.02The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender the Premises will be substantial, will exceed the amount of monthly Rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord free and clear of all tenants, occupants or persons claiming by, through or under Tenant within one (1) day after the date of the expiration or sooner termination of the Term, then (A)Tenant shall pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after expiration or termination of the Term the product of the Applicable Percentage multiplied by (x) the Fixed Annual Rent which was payable per month under this Lease during the last month of the Term thereof and the average of the Recurring Additional Rent which was payable per month under this Lease during the last six (6) months of the Term thereof and (y) the average Additional Rent other than Recurring Additional Rent which was payable per month under this Lease during the last six (6) months of the Term thereof, and (B) if such holdover continues for more than one hundred eighty (180) days, (a) Tenant shall be liable to Landlord for and indemnify Landlord against all costs, claims, loss or liability resulting from such holdover, including, without limitation, against (I) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) pursuant to the provisions of the fully executed lease between Landlord and the New Tenant by reason of the late delivery of space to the New Tenant as a result of Tenant’s holding over and (II) any claim for damages by any New Tenant and (b) Tenant shall be liable to Landlord for the loss of the benefit of the bargain if any New Tenant terminates its lease pursuant to the provisions of the fully executed lease between Landlord and the New Tenant by reason of the holding over by Tenant. “Applicable Percentage” means (i) 150% for the first sixty (60) days of such holdover and (ii) 200% thereafter. If Tenant fails to remove any Specialty Alterations as required in accordance with the terms of Section 8.01(iii), Tenant shall be liable to Landlord for actual lost rent attributable to the time period that it would reasonably take Landlord to remove such Specialty Alterations.
12.03No holding over by Tenant after the Term shall operate to extend the Term. The acceptance of any rent paid by Tenant pursuant to this Article 12 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.
12.04The provisions of this Article 12 shall survive the expiration or sooner termination of the Term.
ARTICLE 13

SUBORDINATION AND ESTOPPEL, ETC.
13.01This Lease shall be subject and subordinate to each and every Superior Lease and to the lien of each and every Mortgage now or hereafter affecting the Premises or any Superior Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder; provided, that, subject to the provisions of Section 13.06, Tenant’s agreement to subordinate this Lease to any particular Superior Lease or Mortgage is conditioned upon the applicable Mortgagee or Lessor executing and delivering to Tenant an agreement to the effect that, inter alia, if there shall be a foreclosure of its Mortgage or termination of a Superior Lease, such Mortgagee or Lessor will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant’s possession under this Lease, or terminate or disturb Tenant’s leasehold estate or rights or privileges hereunder provided no event of default beyond the expiration of any

14

applicable notice and cure period hereunder has occurred and is then continuing hereunder and such agreement shall contain substantive provisions that are no less favorable to Tenant than the substantive provisions contained in the form of agreement annexed hereto as Exhibit E (any such agreement, or any agreement of similar import, from a Mortgagee or Lessor, being hereinafter called a “Nondisturbance Agreement”). Subject to the provisions of Section 13.06 below, Tenant’s receipt of a Nondisturbance Agreement is a condition precedent to Tenant’s subordination of its rights under, and interests in, this Lease, and Tenant’s obligation to subordinate its rights under, and interests in, this Lease (including, without limitation, its obligations under Section 13.03 below) at any time during the Term is excused until the foregoing condition is satisfied in each respective instance. If the date of expiration of any Superior Lease shall be the same date as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease.
13.02In confirmation of such subordination, Tenant shall execute and deliver any reasonable instrument that Landlord, the Lessor of any such Superior Lease, the holder of any Mortgage or any of its successors in interest shall reasonably request to evidence such subordination, provided that such instrument includes a Nondisturbance Agreement or a separate Nondisturbance Agreement with respect to the applicable Mortgage or Superior Lease has been delivered to Tenant. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article 13 are herein called “Superior Leases”, the mortgages to which this Lease is, at the time referred to, subject and subordinate are herein called “Mortgages”, the lessor of a Superior Lease or its successor in interest at the time referred to is herein called a “Lessor” and the mortgagee under a Mortgage or its successor in interest at the time referred to is herein called a “Mortgagee”.
13.03If any Lessor, Mortgagee, or other party shall succeed to the rights of Landlord under this Lease, whether through termination of a Superior Lease, possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord’s rights (hereinafter called a “Successor Landlord”), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between such Successor Landlord and Tenant upon, subject to the terms of a Nondisturbance Agreement, all of the terms, conditions and covenants as are set forth in this Lease; provided, that, in no event shall any such Successor Landlord or anyone claiming by, through or under such Successor Landlord, including a purchase at a foreclosure sale, be:
(i)liable for any act or omission of any prior landlord (including the then defaulting landlord);
(ii)subject to any defense, claim or offsets which Tenant may have against any prior landlord (including the then defaulting landlord);
(iii)bound by any payment of Rent which Tenant may have made to any prior landlord (including the then defaulting landlord) more than thirty (30) days in advance of the date upon which such payment was due;
(iv)bound by any obligation to make any payment to or on behalf of Tenant, including payments on account of Landlord’s Contribution;
(v)bound by any obligation to perform or complete any construction in connection with the Project or the Premises or to pay any sums to Tenant in connection therewith; or

15

(vi)bound by any waiver or forbearance under, or any amendment, modification, cancellation or surrender of, this Lease made without such party’s consent.
Notwithstanding the foregoing, a Successor Landlord shall be subject to Tenant’s rights under Section 47.08, irrespective of when such offset right accrued, and in no event shall the foregoing be construed in any manner to prevent Tenant from exercising its rights under Section 47.08. In case of any conflict between this Section 13.03 and the provisions of any nondisturbance agreement, the provisions of the nondisturbance agreement shall govern as between Tenant and the Successor Landlord or anyone claiming by, through or under such Successor Landlord that is a party to such nondisturbance agreement.
13.04If, in connection with obtaining financing or refinancing for the Building, a banking, insurance, or other lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay, or condition its consent thereto, provided such modifications do not increase the obligations, or decrease the rights, of Tenant under this Lease, in each case, except to a de minimis extent. In no event shall a requested modification of this Lease requiring Tenant to do the following be deemed to increase the obligations, or decrease the rights, of Tenant under this Lease by more than a de minimis extent.
(i)give notice of any default by Landlord under this Lease to such lender and/or permit the curing of such defaults by such lender; and
(ii)obtain such lender’s consent for any modification of this Lease as provided in Section 13.05 below.
13.05This Lease may not be modified or amended so as to reduce the Rent, shorten the Term, or otherwise adversely affect the rights of Landlord hereunder, or be canceled or surrendered, without the written consent in each instance of the Lessors whose Superior Leases and Mortgagees whose Mortgages, as applicable, require such consent (other than an amendment or modification expressly provided for by this Lease). Any such modification, agreement, cancellation or surrender not expressly provided for by this Lease and made without such written consent shall be null and void. This Section 13.05 shall not apply to termination rights expressly granted to Tenant in this Lease.
13.06Notwithstanding anything contained herein to the contrary, if Tenant shall fail to execute, acknowledge and return any Nondisturbance Agreement that meets the requirements of Section 13.01 hereof within ten (10) Business Days after receipt thereof, and such failure shall continue for ten (10) Business Days after notice of such failure shall have been given to Tenant (which notice shall contain a statement in bold type and capital letters at the top of such notice stating “THIS IS A TIME SENSITIVE NOTICE AND THIS LEASE SHALL AUTOMATICALLY BE SUBORDINATE TO THE [SUPERIOR LEASE/MORTGAGE] NAMED IN THE NONDISTURBANCE AGREEMENT DELIVERED TO TENANT IF TENANT FAILS TO EXECUTE AND DELIVER SUCH NONDISTURBANCE AGREEMENT TO LANDLORD WITHIN TEN (10) BUSINESS DAYS”), then, notwithstanding the provisions of Section 13.01 and notwithstanding the fact that Tenant has not, in fact, executed and delivered such Nondisturbance Agreement, this Lease shall be deemed automatically subordinate to the Superior Lease or Mortgage, as applicable, which was the subject of the Nondisturbance Agreement which Tenant failed to execute.
13.07From time to time, either party, on at least twenty (20) days' prior written request by the other party, shall deliver to the requesting party, and if Landlord is the requesting party, to any Lessor or Mortgagee or potential mortgagee or purchaser of the Project (or portion thereof) or net lessee of the Project or, if Landlord or Tenant is the requesting party, to any potential

16

assignee of the requesting party's interest in this Lease, a statement in writing certifying to such person that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Rent and other charges have been paid, stating whether or not, to the certifying party’s knowledge, Landlord (where Landlord is the requesting party) or Tenant (where Tenant is the requesting party) is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default, and certifying the Commencement Date, the Rent Commencement Date, the Expiration Date, and the rentable square footage of the Premises.
13.08Landlord shall deliver to Tenant, within a reasonable period of time following the Effective Date, a Nondisturbance Agreement, duly executed and acknowledged, from Lender (as defined in such Nondisturbance Agreement), substantially in the form annexed to this Lease as Exhibit E, provided, and on condition that, Tenant provides to Landlord Tenant’s duly executed and acknowledged signature thereto on the Effective Date.
ARTICLE 14

CONDEMNATION
14.01If the whole or any substantial part of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof, for any public or quasi-public purpose, this Lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but (x) the Fixed Annual Rent shall be reduced in the proportion that the number of rentable square feet of such portion of the Premises so acquired or condemned bears to the total rentable square feet of the Premises immediately prior to such acquisition or condemnation, (y) Tenant’s Share shall be redetermined based upon the proportion that the number of rentable square feet of the Premises that is remaining after such acquisition or condemnation bears to the number of rentable square feet of the Building that is remaining after such acquisition or condemnation (including any retail space), and (z) the Percentage shall be redetermined based upon the proportion that the number of rentable square feet of the Premises remaining after such acquisition or condemnation bears to the number of rentable square feet of the office space in the Building remaining after such acquisition or condemnation. Nothing contained in this Section 14.01 shall preclude Tenant from making a separate claim in such proceeding to receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of the value of any improvements in the Premises, to the extent made at Tenant’s expense (i.e., excluding the value of any Landlord Improvements), Tenant’s personal property located in the Premises and/or moving expenses, provided that such compensation does not include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and does not reduce the amount available to Landlord.
ARTICLE 15

REQUIREMENTS OF LAW
15.01Tenant, at Tenant’s sole expense, shall comply with all laws, ordinances, rules, requirements, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority, including the New York Board of Fire Underwriters, the Insurance Services Offices, and/or any other similar body performing the same or similar functions, having or asserting jurisdiction over the Project and/or the Premises which are at any time in force, including any City, State and Federal laws, rules and

17

regulations on the disabled or handicapped, on fire safety and on hazardous materials (collectively, “Applicable Laws”) applicable to the Premises and/or any Alterations therein. The foregoing shall not require Tenant to (i) do structural work to the Building or (ii) perform work with respect to the Building core, the Building Systems which serve the Premises up to the point of connection to the distribution system for such Building System located within the Premises (it being agreed that Tenant shall be responsible for any work required in connection with compliance with Applicable Laws applicable to any component(s) of the distribution system for any Building Systems which serve and are located within the Premises) or Building mechanical areas, unless, in either case, required because of Tenant’s specific manner of use of the Premises (as opposed to the mere use and occupancy of the Premises for office purposes) or Alterations performed by or on behalf of Tenant (or the specific manner of use or Alterations of or for another party claiming by, through or under Tenant).
15.02Landlord hereby represents that as of the Commencement Date, the Premises shall be in compliance with all Applicable Laws for a vacant and demolished space and free from all Hazardous Materials to the extent required by Applicable Laws. Landlord, at Landlord’s sole cost and expense (but subject to reimbursement to the extent, if any, provided in accordance with Article 48 below), shall comply with all Applicable Laws applicable (i) to the public or common areas of the Project and the Building core, and (ii) to Building Systems which serve the Premises up to the point of connection to the distribution system for such Building System located within the Premises (it being agreed that Tenant shall be responsible for complying with Applicable Laws applicable to any component(s) of the distribution system for any Building Systems which serve and are located within the Premises), and Building mechanical areas, in each case, to the extent that failure to comply would adversely impact Tenant’s use or occupancy of the Premises.
15.03Intentionally Omitted.
15.04    Tenant shall not cause or permit Hazardous Materials to be used, transported, stored, released, handled, produced or installed in, on or from the Premises or the Project other than customary office, cleaning and/or maintenance and/or construction supplies brought into, used in and/or kept upon the Premises or the Project if and to the extent permitted pursuant to Applicable Laws and in addition, with respect to construction supplies, if and to the extent used in accordance with good construction practices. The term “Hazardous Materials” means any substance or material defined by any Applicable Law, as “hazardous,” “toxic” or words of similar import. In the event of a breach of the provisions of this Section 15.04, Tenant shall remove any such Hazardous Materials from the Project in the manner prescribed for such removal by Applicable Laws, and, in addition to all of Landlord’s rights and remedies under this Lease and pursuant to Applicable Laws, the indemnity provisions set forth in Article 20 shall apply in connection therewith.
(b)If Tenant discovers Hazardous Materials that were (x) introduced to the Premises by Landlord or any of Landlord’s agents, contractors or employees, or (y) solely with respect to the period prior to Commencement Date introduced by any party other than Tenant or Tenant’s agents, contractors or employees or a Related Entity of Tenant, in any case, in violation of Applicable Laws, Landlord shall, at its sole cost, remediate, or cause to be remediated, the same to the extent such remediation is required pursuant to Applicable Laws.
15.05If any Building violation or outstanding construction lien (other than a violation or construction lien, as applicable, which results from any act or omission of Tenant or anyone claiming by, through or under Tenant, or its respective employees, agents or contractors) delays or prevents Tenant from obtaining any work permit required in connection with Tenant’s Initial Alteration Work, or from obtaining a temporary certificate of occupancy upon completion of Tenant’s Initial Alteration Work, then Landlord shall cure and remove said violation (or shall cause such violation to be cured and removed) or discharge such construction lien (or shall cause

18

such construction lien to be discharged), as applicable, in either case, within thirty (30) days after Landlord’s receipt of Tenant’s notice to Landlord describing such violation and delay or such construction lien and delay, as applicable, or if such violation is of such a nature that it cannot be removed and cured within thirty (30) days or if such construction lien is of such a nature that it cannot be discharged within thirty (30) days, then, in either case, Landlord shall commence within such thirty (30) day period, and thereafter diligently pursue, the cure and removal of such violation or the discharge of such construction lien, as applicable.  If Tenant is actually delayed in performing Tenant’s Initial Alteration Work in or in occupying a portion of the Premises (for the initial occupancy of such portion of the Premises) for the conduct of business, in either case, as a direct result of the existence of such violation(s) or construction lien, as applicable, then the Fixed Annual Rent and any Recurring Additional Rent with respect to such portion of the Premises that Tenant is actually delayed in legally occupying for the conduct of business shall be abated for one day for each day that Tenant is actually delayed in obtaining (I) any such work permit which is necessary for Tenant to perform such Tenant’s Initial Alteration Work that Tenant is delayed in performing or (II) a temporary certificate of occupancy to legally occupy such portion of the Premises for the conduct of business, in either case, by reason of any aforesaid violation or construction lien, as applicable.
ARTICLE 16

CERTIFICATE OF OCCUPANCY
16.01Tenant shall at no time use or occupy the Premises in violation of any temporary or permanent certificate of occupancy issued for the Building. The statement in this Lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the Premises under the certificate of occupancy for the Building. Tenant shall not occupy the Premises for the conduct of business (in accordance with the provisions of Section 1.02) until Tenant has obtained a temporary certificate of occupancy for the Premises following the completion of Tenant’s Initial Alteration Work.
ARTICLE 17

POSSESSION
17.01If Landlord shall be unable to give possession of the Premises on any particular date because of the retention of possession of any occupant thereof, alteration or construction work, or for any other reason, Landlord shall not be subject to any liability for such failure. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a) of the New York Real Property Law.
ARTICLE 18

QUIET ENJOYMENT
18.01Landlord covenants that if Tenant pays the Rent and performs all of Tenant’s other obligations under this Lease, Tenant may peaceably and quietly enjoy the Premises, subject to the terms, covenants and conditions of this Lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

19

ARTICLE 19

RIGHT OF ENTRY; SECURITY
19.01Tenant shall permit Landlord to erect, construct and maintain pipes, conduits and shafts in and through the Premises; provided that (i) any such pipes, conduits and shafts shall either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or adequately furred in a manner consistent with Comparable Buildings at points immediately adjacent to partitioning, columns or ceilings located or to be located in the Premises; (ii) Landlord installs such pipes, conduits or shafts in a manner that minimizes, to the extent reasonably practicable, any adverse effect on an Alteration theretofore performed in the Premises; (iii) the parties shall reasonably cooperate regarding the location and design of any such pipes, conduits and shafts, provided that if Tenant requests that Landlord install any such pipes conduits and shafts in a location that differs from the location in which Landlord initially planned to install such pipes, conduits and shafts, such location requested by Tenant is a reasonable alternative location; and (iv) such pipes, conduits and shafts shall not reduce the usable square footage of the Premises except to a de minimis extent. Landlord or its agents shall have the right to enter or pass through the Premises at all times, by master key upon at least twenty four (24) hours’ prior notice (which may be given in person, by telephone or via email notwithstanding anything to the contrary contained in Article 27, below) to Tenant (except in the event of an emergency, in which event no prior notice shall be required), and, in the event of an emergency, by reasonable force or otherwise, to examine the same, and to make such repairs, alterations or additions as it may deem necessary or desirable to the Premises or the Building, and to take all material into and upon the Premises that may be required therefor. Such entry and work shall not constitute an eviction of Tenant in whole or in part, shall not be grounds for any abatement of Rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant’s business. During the performance of any entry, work or repairs, maintenance, changes or installations (except by reason of an emergency) made by Landlord pursuant to this Article 19, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s access to the Premises and use and occupancy of the Premises for the ordinary conduct of business; provided, that Landlord shall not be required to perform any such work, repairs, maintenance, changes or installations on an overtime or premium pay basis. Any damage to the Premises or to Tenant’s Property resulting from Landlord’s exercise of the access rights set forth in this Section 19.01 shall be repaired and the Premises restored to its condition prior to such damage reasonably promptly by and at the expense of Landlord. At any time during the Term, Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord’s interest therein. During the last seventeen (17) months of the Term, Landlord may exhibit the Premises to prospective tenants. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the Building, and to change the designation of rooms and suites and the name or number by which the Building is known, provided that any such change does not unreasonably and materially interfere with Tenant’s access to the Premises. The exterior walls and roofs of the Building, the mechanical rooms, service closets, shafts, areas above any hung ceiling and the windows and the portions of all window sills outside same are not part of the Premises demised by this Lease, and Landlord hereby reserves all rights to such parts of the Building. Notwithstanding anything to the contrary herein, whenever Landlord is permitted to have access to the Premises pursuant to the provisions of this Section 19.01, Landlord shall (except in the event of an emergency where there is an imminent threat to life or property) be accompanied by a representative of Tenant if Tenant makes such representative available to Landlord promptly at such times.
19.02Landlord shall provide security services for the Building in a manner consistent with standards generally maintained in Comparable Buildings (the “Security Standard”);

20

provided, that, Landlord shall have no obligation to make any capital expenditures in connection therewith except to the extent same are required by Applicable Laws, in which case, the cost thereof shall be included in Expenses to the extent provided in Article 48 hereof. Without limiting the generality of the foregoing, Landlord shall provide for the Building a restricted access program for all Building tenants and the employees and visitors of all Building tenants, which program shall consist of the following, as such program may be updated and replaced by Landlord, at its option from time to time, with measures reasonably deemed by Landlord to be equally or more effective: (i) controlled electronic access to the Building through electronic proximity cards enabling such Tenant employees to access lobby areas and the office tower of the Building, (ii) electronic surveillance, which with respect to points of Building entry shall be on a 24-hour basis, and (iii) uniformed security guards to monitor and record Building activity on a 24-hour basis. Landlord agrees to reasonably cooperate with Tenant in Tenant’s design, implementation and maintenance of Tenant’s controlled electronic access system to coordinate the same with Landlord’s controlled electronic access system so that Tenant’s employees need only carry one electronic proximity card to access the Building, the Building’s common areas and the Premises; provided that Landlord shall not be required to incur any expense in connection with such cooperation unless Tenant agrees to reimburse Landlord for such expense. Notwithstanding any of the foregoing, Landlord shall not be deemed to have warranted the efficiency of any security personnel, service, procedures or equipment (collectively, “Security Protocol”) and, except to the extent due to Landlord’s gross negligence or willful misconduct, Landlord shall not be liable in any manner for the failure of any such Security Protocol to prevent or control, or apprehend anyone suspected of, personal injury, property damage or any criminal conduct in, on or around the Project. Landlord may make changes or modifications to the Security Protocol at the Building from time to time so long as the Security Protocol is to a standard substantially consistent with the Security Standard, and Landlord shall provide Tenant with prior written notice of any such material changes or modifications to the Security Protocol, provided however the Building lobby will be staffed with at least one security guard at all times subject to Unavoidable Delay. "Unavoidable Delay" means Landlord's or Tenant's, as applicable, inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Tenant, as applicable, if such inability or delay is due to or arises by reason of strikes, labor troubles, accident, weather conditions that render the performance of construction unsafe or impracticable, or by any cause whatsoever beyond such parties' reasonable control, including, without limitation, laws, or other governmental actions or orders, shortages or unavailability of labor, fuel, steam, water, electricity or materials, delays caused by Tenant (as applicable only to Landlord), mechanical breakdown, acts of God, enemy or terrorist action, civil commotion, fire or other casualty, or any actual or threatened health emergency, including, but not limited to, epidemics, pandemics (including, without limitation, COVID-19), famine, disease, plague, quarantine, and other health risks, including, but not limited to, health risks declared or recognized by the Centers for Disease Control, the World Health Organization, any governmental authority or similar body having jurisdiction and any order by any federal, state or local governmental authority having jurisdiction in connection with any such health emergency described above; provided, however, that a party's failure to make a payment of money (including any failure to satisfy a lien, judgment or other monetary obligation), or any other event that derives from such party's lack of funds shall not constitute an Unavoidable Delay for any purpose.
ARTICLE 20

INDEMNITY
20.01Subject to Section 43.05, Tenant shall indemnify, defend and hold harmless Landlord, all Lessors and all Mortgagees and each of their respective partners, members, directors, officers, shareholders, principals, board members, agents and employees (each, a “Landlord Indemnified Party”), from and against any and all claims made by third parties against

21

such Landlord Indemnified Party caused by (i) any act, omission or negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors, (ii) any accident, injury or damage occurring in, at or upon the Premises during the Term (or prior to the Commencement Date, if arising from or in connection with any negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors), (iii) any brokerage commission or similar compensation claimed to be due by reason of any proposed subletting or assignment by Tenant or (iv) the conduct of management of the Premises or of any business therein, or any work or thing done, or any condition created in or about the Premises during the Term or during any period of holding over or retention of possession of the Premises by Tenant or anyone claiming by, through or under Tenant; in each case together with all reasonable costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and disbursements.
20.02Subject to Section 43.05, Landlord shall indemnify, defend and hold harmless Tenant and its partners, members, directors, officers, shareholders, principals, board members, agents and employees (each, a “Tenant Indemnified Party”), from and against any and all claims made by third parties against any Tenant Indemnified Party caused by the negligence or willful misconduct of Landlord or its officers, agents, employees or contractors in the operation of the common areas of the Building together with all reasonable costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and disbursements.
20.03The obligations of Landlord and Tenant under this Article 20 shall survive the expiration or sooner termination of this Lease.
ARTICLE 21

LANDLORD’S LIABILITY, ETC.
21.01This Lease and the obligations of Tenant hereunder shall not in any way be affected because Landlord is unable to fulfill any of its obligations or to supply any service, by reason of strike or other cause not within Landlord’s control. Subject to Section 30.05, Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord, until such repairs, alterations or improvements shall have been completed; provided, however, that Landlord shall use commercially reasonable efforts to minimize the duration of any such stoppage, but in no event shall Landlord be required to incur overtime or premium labor charges. Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business; nor shall Landlord be liable for any latent defect in the Premises or the Building. Neither the partners, entities or individuals comprising Landlord, nor the agents, directors, or officers or employees of any of the foregoing shall be liable for the performance of Landlord’s obligations hereunder. Tenant agrees to look solely to Landlord’s estate and interest in the land and Building and the proceeds thereof held by Landlord, or the lease of the Building or of the land and Building, and the Premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, and in the event of any liability by Landlord, no other property or assets of Landlord or of any Landlord Indemnified Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Premises or any other liability of Landlord to Tenant.

22

ARTICLE 22

CONDITION OF PREMISES; TENANT’S INITIAL ALTERATION WORK
22.01The parties acknowledge that Tenant has inspected the Premises and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Premises at the commencement of the Term in its then “as is” condition, provided, however, that nothing contained in this sentence shall be deemed to limit any of Landlord’s repair and maintenance obligations under Section 10.01 of this Lease or Landlord’s obligation to correct Punchlist Items, if any, as hereinafter provided. Except for the Delivery Condition Work Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Premises in order to make it suitable and ready for occupancy and use by Tenant. Prior to the Effective Date Landlord has performed, at Landlord’s sole cost and expense, the work set forth on Exhibit P annexed hereto (collectively, the “Delivery Condition Work”). Following the Commencement Date, Tenant will inspect the Delivery Condition Work. Tenant may give Landlord a written notice (herein called a "Punchlist") at any time prior to the date on which Tenant commences construction of Tenant’s Initial Alteration Work, specifying in reasonable detail any incomplete items of Delivery Condition Work discovered by Tenant in the Premises (collectively, “Punchlist Items”). If Tenant shall so timely deliver a Punchlist, then following confirmation of the items on said list, Landlord shall use reasonable efforts to promptly complete any such items. If Tenant does not timely deliver a Punchlist, then Tenant shall be deemed to have waived Tenant’s right to deliver a Punchlist and Landlord shall have no further obligations with respect to the Delivery Condition Work. For the avoidance of doubt, the existence of any Punchlist Items shall not affect the occurrence of the Commencement Date or the Rent Commencement Date.
22.02 Notwithstanding anything contained herein to the contrary, Landlord and Tenant acknowledge and agree that: (i) until the completion of Punchlist Items, if any, and Landlord’s Base Building Work Landlord shall be permitted to access the Premises and take all materials and equipment into the Premises that may be required for the performance of any portion of Punchlist Items and Landlord’s Base Building Work (ii) Landlord and Tenant shall each use reasonable efforts to coordinate the performance of Tenant’s Initial Alteration Work and Punchlist Items, if any, and the Landlord’s Base Building Work, and (iii) the performance by Landlord of Landlord’s Punchlist Items, if any, and Landlord’s Base Building Work following the Commencement Date shall not constitute an eviction of Tenant in whole or in part, constructive or actual, and shall not be a ground for any abatement of rent and shall not impose liability on Landlord by reason of any inconvenience, injury to Tenant’s business or otherwise. “Landlord’s Base Building Work” means all items of work, labor, materials, equipment and installation necessary to construct and complete the core and shell of the Building.
22.03The term “Tenant Delay” means any actual delay in the performance of Landlord’s obligations under this Lease to the extent arising from any act or omission of any nature of Tenant, Tenant’s agents or contractors, including, without limitation, delays by Tenant in submission of information or giving authorizations or approvals beyond the time period set forth in this Lease (or if none, beyond a commercially reasonable time period under the circumstances) and delays due to the postponement of any Landlord’s Base Building Work at the request of Tenant. Tenant shall pay to Landlord any reasonable out of pocket costs or expenses incurred by Landlord by reason of any Tenant Delay. Landlord agrees to deliver prompt written notice to Tenant of any Tenant Delay upon Landlord becoming aware of such Tenant Delay.
22.04Notwithstanding the provisions of Section 8.02, Tenant shall have prepared by a registered architect and/or a licensed professional engineer, at its sole cost and expense, and submit to Landlord for its approval in accordance with the applicable provisions of this Lease, final and complete dimensioned architectural, mechanical, electrical and structural drawings and specifications in a form ready for use as construction drawings for the installation of Tenant’s

23

Initial Alteration Work. All such construction plans and specifications and all such work shall be effected in accordance with all applicable provisions of this Lease at Tenant’s sole cost and expense (but subject to Article 47). Tenant shall properly coordinate Tenant’s Initial Alteration Work with the Landlord’s Base Building Work.
(i)Without in any way limiting the provisions of Article 8:
(a)Tenant shall cause Tenant’s architect, engineer, contractor, subcontractors, vendors and materials suppliers (collectively, “Tenant’s Consultants”) to perform Tenant’s Initial Alteration Work in a manner that does not interfere with, impede or adversely affect (including due to the impact of noise, smoke or pollutants) (w) the performance of Landlord’s Base Building Work, (x) the performance of construction by other tenants and occupants, (y) the use of any tenant of the Building of its premises or access to its premises or any common areas which such tenant is entitled to use or access, or (z) the management and/or operation of the Project.
(b)Landlord and Tenant shall discuss each other’s construction schedules and logistics plans and at all times reasonably cooperate in good faith with each other to the end that the performance of Landlord’s Base Building Work and Tenant’s Initial Alteration Work may be properly coordinated in accordance with good construction practice; provided, that Tenant acknowledges that, in all events, Landlord and Landlord’s contractors, subcontractors, vendors and material suppliers shall have priority (with respect to use and scheduling of all facilities, access to Project areas (excluding the Premises), performance of work and use of any elevators, loading docks and all other systems) at all times over Tenant’s Consultants, provided, however, that Tenant and Tenant’s Consultants shall have priority to perform Tenant’s Initial Alteration Work within the Premises over Landlord and Landlord’s Consultants performance of Landlord’s Base Building Work within the Premises following the Commencement Date. Tenant shall minimize interference with the conduct of Landlord’s Base Building Work. Landlord shall use reasonable measures to minimize unreasonable interference with the conduct of Tenant’s Initial Alteration Work within the Premises. Landlord shall have the right to store materials and equipment which Landlord intends to use within the Premises within areas of the Premises reasonably designated by Landlord, provided that such storage shall not unreasonably interfere with the completion of Tenant’s Initial Alteration Work as reasonably determined by Landlord consistent with good construction practice.
(ii)Neither Tenant nor Tenant’s Consultants shall store materials required for performance of Tenant’s Initial Alteration Work in any part of the Project other than within the Premises.
(iii)Tenant shall be responsible for the removal of trash and construction debris resulting from the construction of Tenant’s Initial Alteration Work, all of which shall be performed at Tenant’s sole cost and expense.
(iv)With respect to those portions of the fire protection aspects of Tenant’s Initial Alteration Work which are connected to or which tie into the Building systems, Tenant shall use Landlord’s designated contractor, provided that the rates charged by such contractor to Tenant are commercially reasonable. For all purposes in connection with Tenant’s Initial Alteration Work, Tenant shall use the expeditor designated by Landlord, provided that the rates charged by such expeditor to Tenant are commercially reasonable.
(v)In connection with Tenant’s Initial Alteration Work, Tenant shall comply, and cause Tenant’s Consultants to comply, promptly with all procedures and regulations reasonably prescribed by Landlord from time to time for coordinating Landlord’s Base Building Work, on the one hand, and Tenant’s Initial Alteration Work on the other hand, and coordinating

24

all such work with any other activity or work in the Project, including, without limitation, the use of compatible union labor.
(vi)Without limiting the generality of any other provision of this Lease, any delay in the performance of the Landlord’s Base Building Work by reason of Tenant’s Initial Alteration Work pursuant to this Section 22.04 shall constitute Tenant Delay.
ARTICLE 23

CLEANING
23.01From and after the date that Tenant first occupies the Premises for the conduct of business, Landlord shall provide cleaning services to the Premises on Business Days in accordance with the cleaning specifications annexed hereto and made part hereof as Exhibit F. Landlord, its cleaning contractor and their employees shall have access to the Premises during non-Business Hours and the use of Tenant’s light, power and water in the Premises as may be reasonably required for the purpose of cleaning the Premises. Landlord may remove Tenant’s Extraordinary Refuse from the Building and Tenant shall pay the actual reasonable cost thereof.
23.02Tenant acknowledges that Landlord has designated a cleaning contractor for the Building. Tenant agrees to employ said cleaning contractor or such other contractor as Landlord shall from time to time designate (the “Building Cleaning Contractor”) to perform all cleaning services required under this Lease to be performed by Tenant within the Premises, including without limitation, removal from the Building of Extraordinary Refuse, and for any other waxing, polishing, and other cleaning work in the Premises and Tenant’s furniture, fixtures and equipment (collectively, “Tenant Cleaning Services”) provided that the prices charged by said contractor are comparable to the prices customarily charged by other reputable cleaning contractors employing union labor in midtown Manhattan for the same level and quality of service. Tenant acknowledges that it has been advised that the cleaning contractor for the Building may be a division or affiliate of Landlord. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose, without Landlord’s prior written consent. In the event that Landlord and Tenant cannot agree on whether the prices then being charged by the Building Cleaning Contractor for such cleaning services are comparable to those charged by other reputable contractors as herein provided, then Landlord and Tenant shall each obtain two (2) bona fide bids for such services from reputable cleaning contractors performing such services in Comparable Buildings employing union labor, and the average of the four bids thus obtained shall be the standard of comparison. In the event that the Building Cleaning Contractor does not agree to perform such Tenant Cleaning Services for Tenant at such average price, Landlord shall not unreasonably withhold its consent to the performance of Tenant Cleaning Services by a reputable cleaning contractor designated by Tenant employing union labor with the proper jurisdictional qualifications; provided, however, that, without limitation, Landlord’s experience with such contractor or any criminal proceedings pending or previously filed against such contractor may form a reasonable basis upon which Landlord may withhold or withdraw its consent. The performance of the Tenant Cleaning Services by any such cleaning contractor employed by Tenant shall not interfere with or delay (in either case, beyond a de minimis extent), and shall not impose any additional expense upon Landlord in, the cleaning of the Premises or the Building and/or the removal of rubbish therefrom and if such interference or delay shall occur, Tenant, upon notice from Landlord, shall promptly instruct Tenant’s cleaning contractor to modify the particular manner of performing the Tenant Cleaning Services which is causing such interference or delay, and if any additional expense shall be incurred by Landlord as a result of the performance of the Tenant Cleaning Services by Tenant’s cleaning contractor, Tenant shall pay Landlord’s reasonable costs so incurred within thirty (30) days after Tenant’s receipt of an invoice therefor.

25

ARTICLE 24

JURY WAIVER
24.01Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or involving the right to any statutory relief or remedy. Tenant shall not interpose any counterclaim of any nature (other than compulsory counterclaims, if any) in any summary proceeding.
ARTICLE 25

NO WAIVER, ETC.
25.01No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant’s claim and shall have had a reasonable opportunity to meet such claim. [***]. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the Premises, except a writing signed by Landlord. The delivery or acceptance of keys to Landlord or its agents shall not constitute a termination of this Lease or a surrender of the Premises. Acceptance by Landlord of less than the Rent herein provided shall at Landlord’s option be deemed on account of earliest Rent remaining unpaid. No endorsement on any check, or letter accompanying Rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this Lease shall be effective, unless such waiver be in writing signed by the party to be charged. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord had unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance or declaratory judgment. Tenant shall comply with the rules and regulations contained in this Lease a copy of which are attached hereto as Exhibit G, and any reasonable modifications thereof or additions thereto that Landlord hereafter adopts from time to time on reasonable advance notice to Tenant (it being agreed that such rules and regulations shall not be applied in a manner that is discriminatory to Tenant and, in the event of a conflict between such rules and regulations and this Lease, this Lease shall control). Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Failure of Landlord to enforce any provision of this Lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this Lease, or any rule or regulation. This Lease shall not be affected by nor shall Landlord in any way be liable for the closing, obstructing, darkening or bricking up of windows in the Premises temporarily to the extent required to comply with Applicable Laws or to perform any repairs, maintenance, alterations, or improvements to the Building.
ARTICLE 26

OCCUPANCY AND USE BY TENANT
26.01If this Lease is terminated because of Tenant’s default hereunder, then, in addition to Landlord’s rights of re-entry, restoration, preparation for and rerental, and anything elsewhere in this Lease to the contrary notwithstanding, all Rent and Additional Rent reserved in this Lease from the date of such breach to the scheduled expiration date of this Lease shall become, at Landlord’s option, immediately due and payable to Landlord and Landlord shall retain its right to judgment on and collection of Tenant’s aforesaid obligation to make a single payment to

26

Landlord of a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Prime Rate less the aggregate amount of any monthly amounts theretofore collected by Landlord pursuant to the provisions of Section 6.01 hereof for the same period. Notwithstanding the foregoing, in the event of a termination of this Lease by reason of Tenant’s default hereunder, and regardless of whether Landlord exercises the foregoing option described in this Section 26.01, Landlord shall be entitled to recover from Tenant all expenses incurred by Landlord in obtaining possession of the Premises and/or re-letting the Premises (or any portion thereof), including legal expenses and fees, brokerage fees, the cost of restoring such space to the condition required by this Lease, and the cost of all alterations and decoration reasonably deemed necessary by Landlord to effect such re-letting and to obtain a fair and reasonable rental value in connection therewith. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original Term.
ARTICLE 27

NOTICES
27.01Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications (each, a “Notice”) given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if sent by registered or certified mail (return receipt requested) or if sent by a nationally recognized overnight courier for next business-day delivery, in each case addressed as follows:
If to Tenant:
Prior to the date Tenant occupies the Premises for the conduct of business therein (the “Occupancy Date”)
UiPath, Inc.
90 Park Avenue, 20th Floor
New York, NY 10016
Attn: Elisabeta Bosneag, Senior Global Manager Real Estate

with a copy to:

UiPath, Inc.
90 Park Avenue, 20th Floor
New York, NY 10016
Attn: Dana Forfa, Head of Global Procurement

and

UiPath, Inc.
90 Park Avenue, 20th Floor
New York, NY 10016
Attn: Legal Department
and

Elisabeta.bosneag@uipath.com;
real.estate@uipath.com;

27

dana.forfa@uipath.com;
legal.corporate@uipath.com
and a copy of all invoices to:
accounts.payable@uipath.com
After the Occupancy Date:

UiPath, Inc.
One Vanderbilt Avenue, 60th Floor
New York, NY 10017
Attn: Elisabeta Bosneag, Senior Global Manager Real Estate
with a copy to:

UiPath, Inc.
One Vanderbilt Avenue, 60th Floor
New York, NY 10017
Attn: Dana Forfa, Head of Global Procurement
and

UiPath, Inc.
One Vanderbilt Avenue, 60th Floor
New York, NY 10017
Attn: Legal Department
and

Elisabeta.bosneag@uipath.com;
real.estate@uipath.com;
dana.forfa@uipath.com;
legal.corporate@uipath.com
and a copy of all invoices to:
accounts.payable@uipath.com
If to Landlord:
One Vanderbilt Owner LLC
One Vanderbilt Avenue
New York, New York 10017
Attention: General Counsel – Real Estate

with a copy to:

SL Green Realty Corp.
One Vanderbilt Avenue
New York, New York 10017
Attention: Director of Leasing

28

and with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Raymond A. Sanseverino, Esq.
and a copy to any Mortgagee or Lessor which shall have requested same by notice given in accordance with the provisions of this Article 27, at the address designated by such Mortgagee or Lessor, or to such other or additional address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by Notice given to the other in accordance with the provisions of this Article 27. Notices from Landlord may be given by Landlord’s managing agent, if any, or by Landlord’s attorney. Notices from Tenant may be given by Tenant’s attorney. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, provided, however, that any Notice given via email shall be deemed to have been given upon transmission by the sender, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, or in the case of Notices given via email, in the event of failure to deliver by reason of any such email address no longer being active or accepting emails, in any such case, as of the date of such failure.
ARTICLE 28

WATER
28.01Landlord shall provide, at all times, reasonable quantities of cold and tempered water to all core lavatories in the Premises and reasonable quantities of cold water for typical office pantry and cleaning purposes only.  If Tenant requires, uses or consumes water for any purpose in addition to ordinary pantry, cleaning, or lavatory purposes (“Excess Water”), Landlord may install a water meter to measure Tenant’s Excess Water consumption.  In such event, (a) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant’s occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant’s own cost and expense; (b) Tenant shall pay for Excess Water consumed as shown on said meter and for the actual cost of piping and supplying such Excess Water to the Premises; and (c) Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are a part pursuant to any Applicable Laws made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system; provided, that in no event shall any item included in the definition of “Real Estate Taxes” as set forth in this Lease be included within the items which Tenant shall be required to pay pursuant to this clause (c).  Tenant shall pay to Landlord within thirty (30) days after demand therefor, as Additional Rent, a charge equal to Landlord’s actual cost (without markup) to provide the Excess Water to Tenant (including all charges described in clauses (a), (b), and (c) of this Section 28.01).
ARTICLE 29

SPRINKLER SYSTEM
29.01If any sprinkler system in the Premises is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors, Tenant shall restore the system to good working condition at its own expense. If the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office, and/or any other similar body

29

performing the same or similar functions, or any governmental authority requires the installation of, or any alteration to a sprinkler system by reason of Tenant’s particular manner of occupancy or use of the Premises (as distinguished from mere use of the Premises for office purposes), including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, Tenant shall make such installation or alteration promptly, and at its own expense.
ARTICLE 30

HEAT, ELEVATOR, ETC.
30.01From and after the Occupancy Date, or, at Tenant’s request, prior to the Occupancy Date, Landlord shall provide heating, ventilation and air conditioning service during HVAC Periods pursuant to the specifications annexed hereto as Exhibit H. “HVAC Periods” means 8:00 a.m. to 8:00 p.m. on Business Days and 9:00 a.m. to 1:00 p.m. on Saturdays (other than Holidays). “Business Days” means all days other than Saturdays, Sundays and Holidays. “Holidays” means State holidays, Federal holidays and Building Service Employees Union Contract holidays. If Tenant requires heating, ventilation or air conditioning service to the Premises other than during HVAC Periods, Landlord shall furnish such heat, ventilation or air conditioning, provided that Tenant requests same via Landlord’s electronic work order system (or, if such system is not operational, by notice hand delivered, e-mailed or faxed to Landlord at Landlord’s office in the Building, addressed to the attention of the Operations Manager) before 2:00 p.m. on any Business Day for service on such Business Day, and before 2:00 p.m. on the Business Day immediately preceding any non-Business Day for service on such non-Business Day. Landlord shall use reasonable efforts to supply such requested service if less notice is given to Landlord. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from Landlord evidencing the same, for the provision by Landlord of non-HVAC Period service requested by Tenant at Landlord’s then established charges therefor, [***]. If any of the other tenants in any of the same HVAC zone(s) of the Building as Tenant request HVAC service during any portion of the same non-HVAC Periods as Tenant, the charges to Tenant for HVAC service to the same zone(s) during those non-HVAC Periods shall be equitably adjusted so that Tenant shall only bear a pro-rated portion thereof based upon the rentable square footage of the Premises relative to the total rentable square footage in the applicable HVAC zone(s) to which such overtime HVAC service is simultaneously provided. There shall be a minimum charge of four (4) hours for any time period of additional service that neither immediately precedes nor immediately follows an HVAC Period.
30.02Landlord shall provide passenger elevator service to the Premises on Business Days during Business Hours in accordance with the specifications attached hereto as Exhibit I, with at least one (1) passenger elevator available at all other times. “Business Hours” means 8:00 a.m. to 6:00 p.m. on Business Days. Subject to Unavoidable Delay, Landlord shall operate all passenger elevators in the elevator bank which serve the Premises during Business Hours on Business Days except that Landlord shall have the right to remove up to two elevators at any one time for maintenance and repairs.
30.03No bulky materials including, but not limited to furniture, office equipment, packages, or merchandise (“Freight Items”) shall be received in the Premises or Building by Tenant or removed from the Premises or Building by Tenant except by means of the freight elevators and loading dock, which Landlord will provide during Freight Elevator Hours, without charge to Tenant (subject, however, to Tenant’s obligation to contribute to Expenses as provided in Article 48) on a first come, first served basis. If Tenant requires freight elevator and/or loading dock service at hours other than during Freight Elevator Hours, Landlord shall make available to Tenant, upon reasonable notice, overtime freight elevator and/or loading dock service, and Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after Landlord’s

30

demand, Landlord’s then established charges for overtime freight service. “Freight Elevator Hours” means between 8:00 a.m. and 12:00 p.m. and 1:00 p.m. to 5:00 p.m. on Business Days. If additional freight elevator and/or loading dock service is requested for a period of time that does not immediately precede or follow Freight Elevator Hours, the minimum charge prescribed by Landlord shall be for four (4) hours. Subject to the provisions of Section 43.06 hereof, any damage done to the Building or Premises by Tenant, its employees, agents, servants, representatives and/or contractors in the course of moving any Freight Items shall be paid by Tenant within thirty (30) days after written demand by Landlord. [***].
30.04Except in the case of an emergency or due to casualty or condemnation, and subject to the Security Protocol then in effect, Tenant shall have access to the Premises 24 hours per day, 7 days per week.
30.05[***].
30.06(a)     Subject to the terms of this Section 30.06 and all other applicable provisions of the Lease, during the Term, Tenant shall have the non-exclusive right to use those certain fire staircases connecting any contiguous floors of the Premises occupied by Tenant, if any (such fire staircases being referred to herein as the "Fire Stairs"), solely for the purpose of permitting Tenant's employees and other Permitted Users to move between the contiguous floors of the Premises occupied by Tenant. Tenant shall use (or permit use of by Permitted Users) the Fire Stairs only to the extent permitted by, and in a manner that complies with, Applicable Law, and any rules and regulations hereafter promulgated by Landlord from time to time regarding the use of fire stairs by tenants and other occupants of the Building. Tenant shall, at its expense, be responsible for (i) the cleaning of the Fire Stairs and maintenance of the reflective tape installed within the Fire Stairs and (ii) to the extent necessitated by the acts or omissions of, or use of the Fire Stairs by, Tenant or any Permitted User, the performance of all non-structural repairs to, the Fire Stairs and doors which allow access to the Fire Stairs, all of which shall be performed to the satisfaction of Landlord and otherwise in accordance with all applicable provisions of the Lease. During the Term, Tenant shall be responsible for all incremental costs and expenses in connection with Tenant's use of the Fire Stairs (including, without limitation, any increase in Landlord's insurance costs resulting from Tenant's use thereof). During the Term, Tenant shall obtain all insurance coverage required under the Lease with respect to the Premises for the Fire Stairs. During the Term, Tenant shall indemnify and hold Landlord and its agents harmless from and against any and all claims, losses, costs, damage, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising from the use of the Fire Stairs by Tenant, its employees and/or anyone claiming by, through or under Tenant.
(b)     Tenant shall not have the right to perform any Alterations or other work in and/or to the Fire Stairs except to the extent expressly set forth herein. Subject to Applicable Laws, including, without limitation, applicable re-entry rules and regulations from time to time in effect, prior to the commencement of such use of the Fire Stairs as contemplated under clause (a), Tenant shall install and regularly maintain at the doors between the Fire Stairs and each contiguous floor of the Premises, if any, a security system reasonably acceptable to Landlord to prevent unauthorized access to and from the Fire Stairs. At Tenant's sole cost and expense, Tenant shall tie such security system into the Building's security and Class E Systems and any other systems Landlord may reasonably require using Landlord's designated contractor, consulting engineer and expeditor. Notwithstanding anything to the contrary contained in this Lease, all work referred to in this Section 30.06, and any work performed by or on behalf of Tenant in or affecting the Fire Stairs, shall be performed by Tenant at its sole cost and expense, in accordance with all applicable provisions of the Lease, including Article 8 of the Lease, which shall apply as though such work was being performed in the Premises (including, without limitation, the requirement of the submission to and prior approval by Landlord of Tenant's Plans for the performance by Tenant of the work prior to the commencement of any work).

31

Notwithstanding anything to the contrary contained in this Lease, all work performed by or on behalf of Tenant in or affecting the Fire Stairs shall be subject to Landlord’s review and approval as an Alteration that is not a Non-Material Alteration or a Non-Consent Alteration. Tenant shall provide Landlord with access to such security system(s) installed by Tenant.
(c)    Tenant shall not use the Fire Stairs so as to interfere with the rights of other tenants or occupants of the Building or in a manner that prevents, or in any way obstructs, free passage therein from and/or between floors of the Building. In no event shall Tenant be permitted to store any equipment, furniture, storage boxes or any other personal property whatsoever in the Fire Stairs.
(d)    Tenant acknowledges that Landlord has made no representation or warranty as to whether Tenant's use of the Fire Stairs as contemplated hereunder is permitted under Applicable Laws and/or insurance requirements. In the event that Tenant is not permitted to use the Fire Stairs for any reason whatsoever Landlord shall not have liability to Tenant therefor. Nothing contained in this Section 30.06 diminishes Landlord's right to make installations and/or other changes in and/or to the Fire Stairs as permitted by Applicable Law, which may limit or prevent Tenant's access to the Fire Stairs, and such work, or any inability of Tenant to use the Fire Stairs as contemplated by this Lease, shall not constitute an eviction of Tenant in whole or in part, shall not be grounds for any abatement of Rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant's business or otherwise. Tenant shall be solely responsible for the operation of the security system on the doors between the Fire Stairs and the Premises and hereby waives any and all claims against Landlord arising out of or in connection with parties gaining access to and from the Premises through the Fire Stairs.
30.07     [***].

ARTICLE 31

FUTURE CONDOMINIUM CONVERSION
31.01Tenant acknowledges that the Building and the Land may be subjected to the condominium form of ownership prior to the end of the Term. Tenant agrees that if, at any time during the Term, the Building and the Land shall be subjected to the condominium form of ownership, then, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the “Declaration”) which shall be recorded in order to convert the Building and the Land to a condominium form of ownership in accordance with the provisions of Article 9 B of the Real Property Law of the State of New York or any successor thereto, provided the Declaration does not (i) increase Tenant’s obligations under this Lease (except to a de minimis extent) or (ii) adversely affect or diminish Tenant’s rights under this Lease (except in either case to a de minimis extent). If any such Declaration is to be recorded, Tenant, upon request of Landlord, shall enter into an amendment of this Lease in such respects as shall be reasonably necessary to conform to such condominiumization, including, without limitation and to the extent applicable, appropriate adjustment to the Percentage and Tenant’s Share.
ARTICLE 32

TAX ESCALATION
32.01Tenant shall pay to Landlord, as Additional Rent, tax payments in accordance with this Article:

32

(a)For the purpose of this Article, the following definitions shall apply:
(i)The term “Tenant’s Share” shall mean the percentage which is calculated by dividing (i) the total rentable square footage of the Premises by (ii) the total rentable square footage of the Building, in each case, as such rentable square footage is determined in accordance with Section 1.01 of this Lease (it being agreed that such percentage shall be calculated to the nearest hundredth of a percent). [***].
(ii)The term “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of twelve (12) months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes for the City of New York.
(iii)The term “Real Estate Taxes” shall mean (x) the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Project including, without limitation, (A) any business improvement district assessment payable in respect of the Land and/or the Building and (B) any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Project and (y) any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Project, which expense shall be allocated to the Tax Year to which such expenses relate. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes” for the purposes hereof. Real Estate Taxes shall also include payments in lieu of taxes, in connection with a “PILOT” program or similar arrangement with a governmental authority or agency, with respect to the Land and/or the Building. If the owner, or lessee under a Superior Lease or any other lease in the Building, of all or any part of the Project is an entity exempt from the payment of taxes described in clause (x), there shall be included in “Real Estate Taxes” the taxes described in clause (x) which would be so levied, assessed or imposed if such owner or lessee were not so exempt and such taxes shall be deemed to have been paid by Landlord on the dates on which such taxes otherwise would have been payable if such owner or lessee were not so exempt. Notwithstanding anything to the contrary contained in this Lease, Real Estate Taxes shall be calculated without taking into account any exemption, abatement or reduction which the Project or any portion thereof may now or hereafter receive pursuant to any governmental incentive program (including, without limitation, the Industrial and Commercial Abatement Program), for the purpose of determining the Real Estate Taxes applicable to each Tax Year.
(iv)The term “Tax Statement” shall mean a statement that shows the Tax Payment for a particular Tax Year.
(v)Where more than one assessment is imposed by the City of New York for any Tax Year, whether denominated an “actual assessment” or a “transitional assessment” or otherwise, then the phrases herein “assessed value” and “assessments” shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for that Tax Year.
32.02Tenant shall pay to Landlord, as Additional Rent for each Tax Year occurring during the Term, an amount equal to Tenant’s Share of the Real Estate Taxes for such Tax Year

33

(each, a “Tax Payment”) as shown on the applicable Tax Statement. Notwithstanding the provisions of the preceding sentence, Tenant shall have no obligation to make any Tax Payment with respect to any period prior to the Rent Commencement Date. The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Real Estate Taxes for such Tax Year are due and payable by Landlord, whether to the City of New York, to a superior Lessor or Mortgagee or otherwise. Tenant shall pay Tenant’s Share of each such installment within thirty (30) days after the rendering of a Tax Statement, which statement may be rendered so as to require Tenant’s Tax Payment to be paid by Tenant thirty (30) days prior to the date such Real Estate Taxes first become due and payable by Landlord. If, as of the date that is sixty (60) days before the date that Landlord is obligated to make a payment of Real Estate Taxes to the applicable governmental authority, superior Lessor, or Mortgagee, the Real Estate Taxes for the applicable Tax Year have not yet been billed by the applicable governmental authority, then Landlord shall have the right to give Tenant a Tax Statement that sets forth a reasonable estimate of the Tax Payment for the applicable Tax Year and, once the applicable governmental authority issues the applicable tax bill, the parties shall make an appropriate adjustment between them to the extent necessary to reconcile the Tax Payment that Tenant has theretofore made based on the estimated Tax Statement and the amount that is reflected on a revised Tax Statement given by Landlord to Tenant. The benefit of any discount for any early payment or prepayment of Real Estate Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the Real Estate Taxes payable for any Tax Year.
32.03Intentionally Omitted.
32.04If, after Tenant has made a Tax Payment, Landlord receives a refund of any portion of the Real Estate Taxes payable for any Tax Year on which such Tax Payment is based, as a result of a reduction of such Real Estate Taxes by final determination of tax assessment proceedings, settlement or otherwise, Landlord shall, subject to the provisions of the next sentence, within thirty (30) days after receiving the refund, pay to Tenant Tenant’s Share of the refund less Tenant’s Share of expenses (including customary attorneys’ and appraisers’ fees) incurred by Landlord (to the extent such expenses were not already included in the calculation of Real Estate Taxes for the applicable Tax Year) in connection with any such application or proceeding (a “Tax Refund”); provided that in no event shall any Tax Refund owed to Tenant with respect to Real Estate Taxes exceed the Tax Payment paid by Tenant with respect to Real Estate Taxes for such Tax Year. In lieu of paying such amount to Tenant, Landlord may credit the portion of such refund to which Tenant is entitled against the Rent thereafter coming due hereunder. If (x) Tenant is entitled to a credit against Rent pursuant to this Section 32.04, and (y) the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (and Landlord’s obligation to make such payment shall survive the Expiration Date). If (i) Landlord receives such refund after the Expiration Date, and (ii) Tenant is entitled to a portion thereof as contemplated by this Section 32.04, then Landlord shall pay to Tenant an amount equal to Tenant’s Tax Refund within thirty (30) days after the date that such refund is paid to Landlord and Landlord’s obligation to make such payment shall survive the Expiration Date. In addition to but without duplication of the foregoing (and without duplication of any amounts which were already included in the calculation of Real Estate Taxes for the applicable Tax Year), Tenant shall pay Landlord, as Additional Rent, within thirty (30) days after Landlord shall have delivered to Tenant a statement therefor, Tenant’s Share of all customary expenses incurred by Landlord in reviewing or contesting the validity or amount of any Real Estate Taxes or for the purpose of obtaining reductions in the assessed valuation of the Project, including without limitation, the customary fees and disbursements of attorneys, third-party consultants, experts and others.
32.05Tax Statements shall constitute a final determination as between Landlord and Tenant of the Real Estate Taxes for the periods represented thereby (and the Tax Payments

34

therefor), unless Tenant within one hundred eighty (180) days after the date a Tax Statement is furnished to Tenant shall give a written notice to Landlord that it disputes its accuracy or its appropriateness, which notice shall specify the particular respects in which the applicable Tax Statement is inaccurate or inappropriate. If Tenant shall so dispute a Tax Statement then, pending the resolution of such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the Tax Statement furnished by Landlord.
32.06In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article 32.
32.07Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default) whether the same be the date hereinabove set forth for the expiration of the Term or any prior or subsequent date, a proportionate share of said Additional Rent for the Tax Year during which such expiration or termination occurs shall be due and payable by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Tax Year. Landlord shall promptly cause statements of said Additional Rent for that Tax Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments and payments of amounts then owing.
32.08Landlord’s and Tenant’s obligations to make the adjustments and payments referred to in Section 32.07 above shall survive any expiration or termination of this Lease. Any delay or failure of Landlord in billing any Tax Payment shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such Tax Payment hereunder.
32.09Landlord shall, with respect to each Tax Year any portion of which occurs after the Rent Commencement Date, initiate and pursue in good faith an application and proceeding seeking a reduction in Real Estate Taxes or the assessed valuation of the Project, unless Landlord is advised by its tax certiorari counsel that it should not commence such a contest. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Real Estate Taxes or to bring any application or proceeding seeking a reduction in Real Estate Taxes or assessed valuation or otherwise challenging the determination thereof.
ARTICLE 33

RENT CONTROL
33.01In the event the Fixed Annual Rent or Additional Rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the Term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to Applicable Law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private (a “Legal Rent Restriction”), then Landlord, at its option, may at any time thereafter terminate this Lease, by not less than thirty (30) days’ written notice to Tenant, on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right to so terminate this Lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord. If it is not lawful for Tenant to enter into the foregoing agreement, then Tenant shall enter into such written agreement(s) as Landlord may reasonably

35

request so as to permit Landlord to lawfully collect the maximum rents which from time to time may be legally permissible (but not in excess of the amounts reserved therefor during each applicable period under this Lease) and, upon the termination of such Legal Rent Restriction, (a) the Rent (or any part thereof subject to the Legal Rent Restriction) shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following the termination of such Legal Rent Restriction and (b) Tenant shall pay to Landlord, to the maximum extent the same is legally permissible, an amount equal to the amount of the Rent (or any part thereof subject to the Legal Rent Restriction) which would have been payable pursuant to this Lease but was not paid due to such Legal Rent Restriction and, in such event, Landlord shall not thereafter have the right to so terminate this Lease as a result of such Legal Rent Restriction.
ARTICLE 34

ARBITRATION
34.01Subject to the further provisions of this Article 34, either party shall have the right to submit a dispute pursuant to Section 47.08 of this Lease, to final and binding arbitration in New York, New York, administered by JAMS in accordance with JAMS Streamlined Arbitration Rules and Procedures in effect at that time (or, if JAMS is no longer in existence, then administered by National Arbitration and Mediation (“NAM”), in accordance with NAM’s Comprehensive Dispute Resolution Rules and Procedures; and if NAM is no longer in existence, then administered by the American Arbitration Association under the Expedited Procedures of its Commercial Arbitration Rules in effect at that time; and if none of the preceding remains in existence, by the expedited arbitration procedures of any succeeding or substantially similar dispute resolution organization). A single arbitrator will be selected pursuant to such rules and procedures (the “JAMS Arbitrator”). No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration pursuant to this Article 34 except for disputes pursuant to Section 47.08. The parties agree that: (i) the unsuccessful party in such arbitration will pay to the successful party all costs and expenses reasonably incurred by the successful party, including reasonable attorneys’ fees and disbursements, and will pay any fees and disbursements due to JAMS (or the organization administering the arbitration) and the JAMS Arbitrator and, to the extent the “successful” party cannot be clearly identified, each party will bear its own costs and expenses and the parties will pay their equal share of any fees and disbursements due to JAMS (or the organization administering the arbitration) and the JAMS Arbitrator; (ii) arbitration pursuant to this arbitration clause is intended to be the sole and exclusive method of arbitration to be utilized by the parties; (iii) judgment may be had on the decision and award of the arbitrator so rendered in any court of competent jurisdiction (each party hereby consenting to the entry of such judgment in any such court); (iv) the JAMS Arbitrator shall have no right to award damages (though the foregoing shall not preclude the JAMS Arbitrator from issuing a determination that results in the payment or credit from one party to the other if such payment or credit is the subject matter of such arbitration); and (v) any decision or award rendered in such arbitration, whether or not such decision or award has been entered for judgment, shall be final and binding upon Landlord and Tenant. The JAMS Arbitrator will be bound by the provisions of this Lease and will not have the power to add to, subtract from or otherwise modify such provisions, and will have the authority to, and may, order specific performance to remedy any breach of the terms of this Lease. The JAMS Arbitrator will consider only the specific issues submitted to him/her for resolution, and will be directed to make a determination as to the “successful” party or a specific determination that there is no prevailing party. If any party fails to appear at a duly scheduled and noticed hearing, the JAMS Arbitrator is hereby expressly authorized to enter judgment for the appearing party. The JAMS Arbitrator shall be directed by both parties to issue a determination that provides an explanation of his/her decision with reasonable specificity. Landlord and Tenant shall each have the right to appear and be represented by counsel before said JAMS Arbitrator and to submit such data and memoranda

36

in support of their respective positions in the matter in dispute as may be reasonably necessary or appropriate under the circumstances. Neither party shall have ex parte communications with any arbitrator selected under this Section 34.01 following his or her selection and pending completion of the arbitration hereunder.
34.02Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder which shall be binding and conclusive on the parties and shall constitute an “award” by the arbitrator within the meaning of the applicable arbitration rules and Applicable Laws. For such period, if any, as this agreement to arbitrate is not legally binding or the arbitrator’s award is not legally enforceable, the provisions requiring arbitration shall be deemed deleted and matters to be determined by arbitration shall be subject to litigation.
34.03Any JAMS Arbitrator acting under this Article 34 in connection with any matter shall (1) be experienced in the field to which the dispute relates, (2) have been actively engaged in such field for a period of at least ten (10) years before the date of his or her appointment as arbitrator hereunder, (3) be sworn fairly and impartially to perform his or her respective duties as an arbitrator, (4) not be an employee or past employee of Landlord or Tenant or of any Affiliate of Landlord or Tenant and (5) never have represented or been retained for any reason whatsoever by Landlord or Tenant or any Affiliate of Landlord or Tenant (unless both Landlord and Tenant waive the requirement set forth in this clause (5) in writing).
34.04This Article 34 shall survive the expiration or sooner termination of this Lease.
ARTICLE 35

SUPPLEMENTAL AIR CONDITIONING
35.01If supplementary air-conditioning equipment is desired by Tenant to accommodate Tenant’s special usage areas (i.e. computer rooms, conference rooms, or any special usage which subjects a portion or the entire Premises to a high density of office personnel and/or heat generating machines or appliances), it shall be Tenant’s responsibility to furnish, install, maintain, repair and operate such desired supplementary air-conditioning equipment at its sole cost and expense. Tenant shall pay for all electricity consumed in the operation of such supplemental air conditioning equipment in accordance with the provisions of Article 41 of this Lease.
35.02Upon Tenant’s election, Landlord shall make available to Tenant on a 24 hours a day, 7 days a week and 365 days a year (or 366 days a year in any leap year) basis up to fifteen (15) tons (the “Maximum Tonnage”), of condenser water in connection with the operation by Tenant of supplemental air-conditioning equipment (“Supplemental Condenser Water”). Tenant may elect to have Landlord supply such Supplemental Condenser Water by notice (“Tenant’s Supplemental Water Notice”) given to Landlord on or before the Rent Commencement Date (such date, the “Supplemental Water Reservation Deadline”) (time being of the essence), which notice shall set forth the tonnage of Supplemental Condenser Water requested by Tenant up to the Maximum Tonnage (such reserved capacity, as it may be increased or reduced from time to time pursuant to this Section 35.02, the “Reserved Capacity”). Tenant shall be deemed to have elected not to have Landlord supply Supplemental Condenser Water if Tenant fails to give to Landlord Tenant’s Supplemental Water Notice on or before the Supplemental Water Reservation Deadline and in such event Landlord shall have no obligation to reserve Supplemental Condenser Water for Tenant’s future use; provided, that, regardless of whether Tenant gives Tenant’s Supplemental Water Notice, if Tenant thereafter requires Supplemental Condenser Water that

37

was not reserved by Tenant pursuant to Tenant’s Supplemental Water Notice, upon Tenant’s written request, Landlord shall provide such requested Supplemental Condenser Water (or additional Supplemental Condenser Water) to Tenant to the extent such Supplemental Condenser Water is then available after taking into account appropriate reserves to serve the current and reasonably anticipated future needs of Landlord and the other existing and future tenants of the Building. Tenant shall perform all necessary work and install all required equipment to permit Tenant to tap into Landlord’s condenser water riser. There shall be no tap-in charges in connection with Tenant’s initial tap-in to the Building condenser water system if such initial tap-in occurs as part of Tenant’s Initial Alteration Work; thereafter in connection with any tap-in to the Building condenser water system Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after Landlord’s demand, Landlord’s then established charges therefor. At any time, and from time to time during the Term, Tenant shall have the right, upon at least thirty (30) days’ prior notice to Landlord (a “Reserved Capacity Reduction Notice”), to reduce the tonnage of Supplemental Condenser Water reserved by Landlord for Tenant to an amount less than the then Reserved Capacity; provided, that, from and after the date(s) on which Tenant elects to reduce the Reserved Capacity, Landlord shall only be obligated to reserve for Tenant the Reserved Capacity as so reduced and Tenant shall have no right, and Landlord shall have no obligation, to increase the Reserved Capacity, regardless of whether such Reserved Capacity is less than the Maximum Tonnage. Subject to Landlord’s approval of Tenant’s plans therefor in accordance with the terms and conditions of Article 8 and compliance by Tenant with all other applicable provisions of this Lease, Tenant shall have the right, as part of Tenant’s Initial Alteration Work to install within the Premises redundant supplemental systems with a capacity in excess of the Maximum Tonnage, provided that such supplemental systems are equipped with automatic condenser water shut-off valves to ensure that Tenant does not exceed the Maximum Tonnage. Landlord will provide Tenant with outside air in connection with Tenant’s supplementary air-conditioning equipment, at no additional charge.
35.03[***].
ARTICLE 36

SHORING
36.01Tenant shall permit any person authorized to make an excavation on land adjacent to the Building to do any work within the Premises necessary to preserve the wall of the Building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.
ARTICLE 37

EFFECT OF CONVEYANCE, ETC.
37.01If the Building shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the Building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building assumes in writing such obligations and liabilities.

38

ARTICLE 38

RIGHTS OF SUCCESSORS AND ASSIGNS
38.01This Lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this Lease shall be valid and be enforced to the fullest extent permitted by law.
ARTICLE 39

CAPTIONS
39.01The captions herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation of the scope of any provision of this Lease.
ARTICLE 40

BROKERS
40.01Each of Landlord and Tenant covenants, represents and warrants for itself, that it has had no dealings or negotiations with any broker or agent in connection with the consummation of this Lease other than SL Green Leasing LLC, CBRE, Inc. and Cushman & Wakefield, Inc. (collectively, the “Broker”). Landlord covenants and agrees to defend, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent claiming to have dealt with Landlord, including, without limitation, Broker, with respect to this Lease or the negotiation thereof. Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (other than Broker) claiming to have dealt with Tenant with respect to this Lease or the negotiation thereof. Landlord shall enter into a separate agreement with Broker which provides that, if this Lease is executed and delivered by both Landlord and Tenant, Landlord shall pay to Broker a commission to be agreed upon between Landlord and Broker, subject to, and in accordance with, the terms and conditions of such agreement. The provisions of this Section 40.01 shall survive the expiration or any sooner termination of this Lease.
ARTICLE 41

ELECTRICITY
41.01Tenant acknowledges and agrees that electric service shall be supplied to the Premises on a “submetered basis” in accordance with the provisions of this Article 41. Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service. From and after the Commencement Date, Landlord shall make available, at the combined electrical closets servicing the Premises, electricity for all purposes with an average capacity of not less than six (6) watts demand load per usable square foot of the Premises (exclusive of electricity for the Building Systems serving the Premises, including, without limitation, the base Building HVAC system) which shall be distributed by Tenant at its sole cost and expense, subject to all other applicable provisions of

39

this Lease. From and after the Commencement Date, Landlord shall make available to Tenant additional electrical capacity, provided that (i) there exist appropriate reserves to serve the current and anticipated future needs of Landlord and the other existing and future tenants of the Building, (ii) Landlord receives a load letter from Tenant’s engineer certifying that Tenant requires such additional electrical capacity and that the load is not too excessive for the Building and its electrical equipment and (iii) Landlord is reimbursed by Tenant within thirty (30) days of Landlord’s request therefor for Landlord’s actual out-of-pocket cost of providing such additional electrical capacity to Tenant, including, without limitation, the actual out-of-pocket cost of installing any additional risers and/or other equipment necessary in connection with such provision of additional electricity. Subject to approval in accordance with Article 8 of Tenant’s plans therefor and compliance by Tenant with all other applicable provisions of this Lease, Tenant shall have the right to redistribute Tenant’s allocated electrical capacity within the Premises; provided, that if Tenant shall surrender any portion of the Premises prior to surrendering the entire Premises, Tenant shall perform any work required prior to such partial surrender so that the surrendered portion of the Premises has at least an average capacity of six (6) watts demand load per usable square foot of the Premises or such greater amount as permitted by this Section 41.01 (exclusive of electricity for the Building Systems serving the Premises, including, without limitation, the base Building HVAC system).
41.02If and so long as Landlord provides redistributed electricity to the Premises on a submetered basis, Tenant agrees that the charges for such redistributed electricity shall be computed as a sum equal to [***]. “Landlord’s Cost” for such redistributed electricity shall be equal to (a) Landlord’s Cost Rate for the relevant billing period multiplied by Tenant’s electricity consumption and demand for the relevant billing period measured and calculated as hereinafter provided (but never less than Landlord’s actual cost for the electricity so redistributed), (b) Landlord’s reasonable and actual costs for measuring, calculating and reporting Tenant’s electricity charges, including the fees of an electrical consultant and (c) all taxes paid by Landlord. Where more than one meter measures the service of Tenant in the Building, the service rendered through each meter may be computed and billed separately in accordance with the rates herein specified. Tenant acknowledges that the electric submeters for the Premises shall include the electrical consumption of the air handler unit(s) that supply heating, ventilation and air conditioning service to the Premises. In addition, if any portion of the Premises at any time is located on a floor of the Building which contains rentable area that is not included in the Premises, then Tenant shall pay as Additional Rent, Tenant’s Base Building AC Percentage of the costs incurred by Landlord for the electrical consumption of the air handler unit(s) that supply heating, ventilation and air conditioning service to such floor of the Building (including, without limitation, all applicable surcharges, demand charges, time-of-day charges, energy charges, fuel adjustment charges, rate adjustment charges, taxes and other sums payable in respect thereof). “Tenant’s Base Building AC Percentage” shall mean the percentage which is calculated by dividing (i) the total rentable square footage of any portion of the Premises that is located on a floor of the Building which contains rentable area that is not included in the Premises by (ii) the total rentable square footage of such floor of the Building, as applicable, in each case, as such rentable square footage is determined in accordance with Section 1.01 of this Lease (it being agreed that such percentage shall be calculated to the nearest hundredth of a percent).
41.03“Landlord’s Cost Rate” shall mean the amount determined as follows: (i) the actual total dollar amount billed to Landlord by the public utility and/or service providers supplying electric service to the Building for the Building’s consumption for the relevant billing period for energy (kilowatt hours, i.e., “KWH”) shall be divided by the total kilowatt hours consumed by the Building for such billing period, carried to six decimal places, and (ii) the actual total dollar amount billed to Landlord by the public utility and/or service providers supplying electric service to the Building for the relevant billing period for demand (kilowatts, i.e., “KW”) for the Building’s consumption for such billing period, shall be divided by the total

40

demand (kilowatts) of the Building for such billing period, carried to six decimal places (and the Landlord’s Cost Rate, so defined, for KWH and for KW shall be applied to Tenant’s electricity consumption and demand, KWH and KW, for the relevant billing period).
41.04Landlord shall install submeters at Landlord’s cost and expense to measure Tenant’s electricity consumption, KWH and KW. Bills for Landlord’s Cost therefor shall be rendered at such times as Landlord may elect, and the amount, as computed from a meter, shall be deemed to be, and shall be paid as Additional Rent. If any tax is imposed upon Landlord’s receipt from the resale of electrical energy to Tenant by any Federal, State or Municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant’s share of such taxes based upon its usage and demand shall be passed on to, and shall be included in the bill of, and shall be paid by Tenant to Landlord. All repairs to and maintenance of the submeter(s) during the Term shall be performed by Landlord at Landlord’s sole cost and expense.
41.05In the event that all or part of the meters, or system by which Landlord measures Tenant’s consumption of electricity (the “Submetering System”), shall not be operable or malfunction, (a) Landlord, through an independent, electrical consultant selected by Landlord, shall estimate the readings that would have been yielded by said Submetering System as if such system was operable or the malfunction had not occurred, as the case may be, on the basis of Tenant’s prior usage and demand and the lighting and equipment installed within the Premises, (b) Tenant shall utilize such estimated readings and the bill rendered based thereon shall be binding and conclusive on Tenant unless, within ninety (90) days after receipt of such a bill, Tenant challenges, in writing to Landlord, the accuracy or method of computation thereof. If, within thirty (30) days of Landlord’s receipt of such a challenge, the parties are unable to agree on the amount of the contested bill, the controlling determination of the same shall be made by an independent electrical consultant agreed upon by the parties or, upon their inability to agree, as selected by JAMS. The determination of such electrical consultant shall be final and binding on both Landlord and Tenant and the expenses of such consultant shall be divided equally between the parties. Pending such controlling determination, Tenant shall timely pay Additional Rent to Landlord in accordance with the contested bill. Tenant shall be entitled to a prompt refund from Landlord, or shall make prompt additional payment to Landlord, in the event that the electrical consultant determines that the amount of a contested bill should have been other than as reflected thereon.
41.06If all or part of the submetering Additional Rent payable in accordance with this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulations, the parties agree that, at Landlord’s option, in lieu of submetering Additional Rent, and in consideration of Tenant’s use of the Building’s electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant’s fees and other redistribution costs, the Fixed Annual Rent to be paid under this Lease shall be increased by an “alternative charge” which shall be a sum equal to [***].
41.07Except as otherwise expressly provided in Section 30.05, Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed six (6) watts demand load per usable square foot of the Premises (exclusive of electricity for the Building Systems serving the Premises, including, without limitation, the base Building HVAC system). Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole reasonable cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or unreasonably disturb other tenants or occupants. In addition to the installation of such riser or

41

risers, Landlord will also at the sole reasonable cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Landlord reserves the right to terminate the furnishing of electricity at any time, upon sixty (60) days’ written notice to Tenant, (to the extent allowed by Applicable Laws), so long as Tenant is not treated in a discriminatory fashion, in respect of such discontinuance, relative to other office tenants of the Building, in which event Tenant may make application directly to the public utility and/or other providers for Tenant’s entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant’s then authorized load. Any meters, risers, or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed by Landlord, (x) at Tenant’s sole cost and expense, if the change to direct meter is required by Applicable Laws or (y) at Landlord’s sole cost and expense, if the change to direct meter is for any reason other than being required by Applicable Laws. Only rigid conduit or electricity metal tubing (EMT) will be allowed. Landlord, upon the expiration of the aforesaid sixty (60) days’ written notice to Tenant (or such shorter period as may be required by Applicable Laws) may discontinue furnishing the electric current but this Lease shall otherwise remain in full force and effect. Notwithstanding the foregoing, to the extent allowed by Applicable Laws, Landlord shall not discontinue furnishing the electric current as contemplated by this Section 41.07 unless and until Tenant obtains electric service directly from the utility company, provided that Tenant shall use diligent efforts to obtain electricity for the Premises directly from the utility company as contemplated herein.
41.08Landlord shall, at Landlord’s cost (but subject to reimbursement by way of Expenses in accordance with the terms of Article 48), provide 0.20 watts/usf demand of emergency power through a circuit in the emergency panel located either on the floor on which the Premises is located or on the floor immediately above or immediately below the floor on which the Premises is located for Tenant’s emergency lighting in the Premises. Tenant shall be responsible for bringing the circuit from the emergency panel to the Premises.
ARTICLE 42

LEASE SUBMISSION
42.01Landlord and Tenant agree that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord (or a copy thereof via facsimile, email or other electronic transmission) and (ii) Landlord has executed and delivered one of said originals to Tenant (or a copy thereof via facsimile, email or other electronic transmission).
ARTICLE 43

INSURANCE
43.01Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for Comparable Buildings, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, or use the Premises in a manner which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate of any other tenant or on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as hereinafter provided for) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

42

43.02Tenant covenants to deliver prior to the earlier to occur of the Commencement Date and Tenant accessing the Building, and to keep in force, at Tenant’s own cost, during the Term hereof the following insurance coverage which coverage shall be effective from and after the date of such delivery:
(a)A Commercial General Liability insurance policy naming Landlord and its designees as additional insureds protecting Landlord and its designees against any alleged liability, occasioned by any incident involving injury or death to any person or damage to property of any person or entity, on or about the Building, the Premises, common areas or areas around the Building or Premises. Such insurance policy shall include Products and Completed Operations Liability and Contractual Liability covering the liability of Tenant to Landlord by virtue of Tenant’s indemnification obligations in this Lease, covering bodily injury liability, property damage liability, personal injury & advertising liability and fire legal liability, all in connection with the use and occupancy of or the condition of the Premises, the Building or the related common areas, in amounts not less than:
$10,000,000, general aggregate per location
$10,000,000, per occurrence for bodily injury & property damage
$10,000,000, personal & advertising injury
$1,000,000, fire legal liability
Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, provided such a policy contains an endorsement (i) naming Landlord and its designees as additional insureds, (ii) specifically referencing the Premises; and (iii) guaranteeing a minimum limit available for the Premises equal to the limits of liability required under this Lease;
(b)“All-risk” insurance, including flood, earthquake and terrorism coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings, equipment, improvements, betterments and installations located in the Premises, whether or not installed or paid for by Landlord.
(c)“All-risk” business interruption and extra expense insurance, including the perils of terrorism, flood and earthquake coverage, in an amount adequate to cover the loss of gross profits and continuing expenses during the period of partial or total shutdown of Tenant’s business for a period of not less than twelve (12) months.
43.03All such policies shall be issued by companies of recognized responsibility permitted to do business within New York State and approved by Landlord (in Landlord’s reasonable discretion) and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A- VIII or better or the then equivalent of such rating, and, to the extent available on a commercially reasonable basis, all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured are given at least thirty (30) days prior written notice of such cancellation or modification, except that such period of thirty (30) days may be reduced to no less than ten (10) days for non-payment of premium. If same shall not be available on a commercially reasonable basis, then Tenant shall provide a least thirty (30) days’ prior written notice to Landlord of any such cancellation or modification of such policies. Tenant shall not be permitted to satisfy any insurance obligations under this Lease by self-insurance, whether through the use of a self-insured retention or otherwise, without Landlord’s prior written consent thereto, provided, however, that the foregoing shall not prohibit each of the policies required by Sections 43.02(b) and (c) from containing a deductible, in an amount up to $50,000.00, without Landlord’s prior written consent.

43

43.04Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least ten (10) days prior to the expiration of any such policies, Tenant shall deliver to Landlord 2003 Accord 28 certificates evidencing such insurance (the 2006 Accord 28 being unacceptable to Landlord). Tenant, upon reasonable prior notice from Landlord, shall make available to Landlord, at the Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord’s cost. Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder subject to any applicable notice and cure period, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default. In addition, in the event Tenant fails to provide and keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and upon prior notice given to Tenant and Tenant’s failure to provide the same within two (2) Business Days after Landlord’s giving of such notice, to procure such insurance and/or pay the premiums for such insurance in which event Tenant shall repay Landlord within ten (10) days after demand by Landlord, as Additional Rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this Lease.
43.05Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each “all-risk” insurance policy obtained by it and covering property as stated in Section 43.02(b), pursuant to which the respective insurance companies waive subrogation against each other and any other parties, if agreed to in writing prior to any damage or destruction. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease.
43.06Subject to the foregoing provisions of this Article 43, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term.
43.07If, by reason of a failure of Tenant to comply with the provisions of this Lease, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, within thirty (30) days after demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.
43.08Landlord may, from time to time (but not more frequently than once in any three (3) year period), require that the amount of the insurance to be provided and maintained by Tenant hereunder be increased so that the amount thereof adequately protects Landlord’s interest, provided that any such increase is consistent with insurance requirements for Comparable Buildings.
43.09A schedule or make up of rates for the Building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization, the Insurance Services Office and/or any other similar body performing the same or similar function making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to the Premises.

44

43.10Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.
43.11In no event shall the amounts of or limitations on Tenant’s insurance coverage requirements set forth in Section 43.02 limit, reduce or affect in any way Tenant’s indemnification obligations set forth in this Lease.
43.12[***].
ARTICLE 44

SIGNAGE
44.01Tenant, at Tenant’s sole cost and expense, shall be permitted to affix either a sign or plaque identifying its name on or adjacent to the entrance door or elevator lobby on any full floor of the Premises, subject to the prior written approval of Landlord, which shall not be unreasonably withheld subject to the other provisions of this Article 44, with respect to location, design, size, materials, quality, coloring, lettering, shape and manner of installation thereof, and subject, also, to compliance by Tenant, at its expense, with all Applicable Laws, provided, however, that no such consent to such signage on any full floor of the Premises shall be required so long as such signage is consistent with the standards of Comparable Buildings with respect to comparable signage with similar visibility and prominence. All such signage shall be consistent and compatible with the design, aesthetics, signage and graphics program for the Project as established by Landlord. Landlord may remove any sign installed in violation of this provision, and Tenant shall pay the reasonable cost of such removal and any restoration costs.
44.02Tenant covenants and agrees that on the expiration or sooner termination of the Term, Tenant, at its sole cost and expense, shall promptly remove all signs installed or displayed by or on behalf of Tenant pursuant to this Article 44 or otherwise, repair in good and workmanlike manner all damage caused by such removal and, to the extent reasonably feasible, restore the affected portion of the Building to the condition in which it existed prior to the installation of any such sign(s) or equipment.
44.03Tenant shall be entitled to its pro rata share, based on Tenant’s Share, of the listings on the computerized Building lobby directory, if any, to display Tenant’s name and logo without charge.
44.04[***].
ARTICLE 45

ROOF TOP ANTENNA; SHAFT SPACE
45.01During the Term from and after the Commencement Date, Tenant shall have the right without charge, except as provided for herein, to utilize space on the roof of the Building to install, maintain and operate, at Tenant’s sole cost and expense, equipment, antennae and satellite dishes as reasonably necessary for the operation of Tenant’s communication and data transmission network, and to connect such equipment, antennae and dishes to the Premises (collectively, the “Installations”), subject to all of the applicable terms, covenants and provisions of this Lease, and subject to Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed) including, without limitation, approval as to size, weight, location and method of attachment, and which shall also be required for modifications to, and the

45

removal of, the same. Landlord shall, in its reasonable discretion, designate the space on the roof of the Building available for Installations, which shall expressly exclude all mechanical, electrical, plumbing and other service systems of the Building located thereon and all passageways required for access thereto for personnel, materials and equipment, and shall reasonably designate the course through the Building shafts through which conduits for the Installations may be run. In connection with Tenant’s installation, maintenance and operation of its Installations, Tenant shall comply with all Applicable Laws, and shall procure, maintain and pay for all permits and licenses required therefor, including all renewals thereof. The installation, maintenance, and operation of the Installations shall be subject to all of the terms, covenants and conditions of this Lease, except as provided for in this Article 45. The parties agree that Tenant’s use of the rooftop of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof by any other person, firm or corporation for any use including the installation of other antennas, generators and/or communications systems. Landlord shall not permit any use of the rooftop by any person, firm or corporation which impairs the data transmission and reception of Tenant via the Installations unless such use is customary for Comparable Buildings, or unless the location of any installations or equipment impairing Tenant’s data transmission and/or reception is mandated by Applicable Laws. Tenant shall ensure that its use of the rooftop does not impair the data transmission and reception of any other person, firm or corporation via their respective antennas, dishes and support equipment, if any. Tenant shall pay any additional or increased insurance premiums incurred by Landlord to the extent incurred as a result of any Installations, and shall obtain and pay for any additional insurance coverage for the benefit of Landlord in such amount and of such type as Landlord may reasonably require, in connection with the Installations. If the installation, maintenance or operation of any Installations shall revoke, negate or in any manner impair or limit any roof warranty or guaranty for the Building, then Landlord shall promptly notify Tenant upon becoming aware of same and Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result thereof.
45.02In no event shall the maximum level of microwave emissions from Tenant’s antenna exceed Tenant’s proportionate share of the total microwave emissions allowable for the Building as determined by the governmental authorities having jurisdiction thereof taking into account the number of rooftop installations at the Building.
45.03From and after the date that Tenant first begins to use the Installations, Tenant shall pay for all electrical service required for Tenant’s use of the Installations.
45.04Tenant, at Tenant’s sole cost and expense, shall promptly repair any and all damage to the rooftop of the Building and to any part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Installations. Tenant further covenants and agrees that the Installations shall be erected, installed, repaired, maintained and operated by Tenant at the sole cost and expense of Tenant and without charge, cost or expense to Landlord. Landlord shall have no liability to repair or maintain the Installations, nor shall Landlord be liable for any damage to the Installations, except to the extent such damage is caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Landlord shall provide Tenant with access to the rooftop of the Building, at reasonable times on reasonable prior notice, for purposes of Tenant’s installation, operation, testing, maintenance, repair and removal of the Installations; provided, that Landlord shall have the right to require, as a condition to such access, that Tenant (or Tenant’s employee, contractor or other representative) at all times be accompanied by a representative of Landlord who Landlord shall make available upon reasonable notice, and Tenant agrees to pay Landlord’s reasonable out-of-pocket expenses incurred in making such representative available within thirty (30) days after demand therefor.

46

45.05The Installations installed by Tenant pursuant to the provisions of this Article 45 shall be Tenant’s property and, prior to the expiration of the Term, shall be removed by Tenant, at Tenant’s sole cost and expense, and Tenant shall repair any damage to the rooftop of the Building, or any other portion or portions of the Building caused by or resulting from said removal.
45.06Landlord may require Tenant upon thirty (30) days’ notice to relocate the Installations, at Landlord’s expense, to another portion of the roof in the event that, in Landlord’s reasonable judgment, the space upon which the Installations are located is needed by Landlord, provided that such relocation would not adversely affect the service provided by the Installations in any material respect. The rights granted in this Article 45 are given in connection with, and as part of the rights created under, this Lease, and are not separately transferable or assignable (but for the avoidance of doubt, may be exercised by any successor Tenant or Tenant by assignment).  Tenant shall not resell in any form the use of the Installations, including, without limitation, the granting of any licensing or other rights, except that Tenant may permit its subtenants and other Permitted Users to use the Installations.
45.07Tenant shall be responsible, at its sole cost and expense, for bringing telecommunication service, data wiring service and cable television service to the Premises. Subject to the terms of this Section 45.07, Tenant may install, replace and maintain electrical lines, telecommunications lines, or other similar lines and conduits (collectively, the “Risers”) in the shaft location (including a sleeve for Tenant’s installation of Risers from one of the two (2) points of entry into the Building to the Premises) reasonably designated by Landlord.  For the avoidance of doubt, Landlord is not obligated to provide Tenant with any conduits. If Tenant exercises Tenant’s right to install the Risers as contemplated by this Section 45.07, then Tenant, at Tenant’s expense, shall maintain the Risers in good condition during the Term. Any installation made by Tenant in such shaft space, including the installation of any Risers, shall be performed at Tenant’s sole cost and expense, in accordance with all Applicable Laws and Landlord’s rules and regulations, shall constitute an Alteration under this Lease and shall be properly tagged so that all of Tenant’s installations can be identified. Landlord, at Landlord’s cost and expense and at no cost to Tenant, and upon reasonable prior notice to Tenant of not less than thirty (30) days, may, at any time and from time to time during the Term, relocate any of the Risers; provided, however, (i) that Landlord, at Landlord’s sole cost and expense, shall perform such relocation in a manner that does not interfere with the operation of Tenant’s business, and (ii) prior to removing such Risers, Landlord shall, at Landlord’s sole cost and expense, install and make operative new Risers and cooperate with Tenant to enable Tenant to maintain the continuous operation of such systems. Without in any way limiting the provisions of Section 20.01, Tenant shall indemnify and save harmless Landlord from and against all loss, damage, liability, cost and expense of any nature (including, without limitation, reasonable attorneys’ fees and expenses) by reason of accidents, damage, injury or loss to any and all persons and property, or either, whosoever or whatsoever to the extent resulting from or arising in connection with Tenant’s installation, use, maintenance and removal of the Risers that Tenant installs in the shaft space and Tenant’s insurance in respect of the Premises shall include coverage for any losses incurred in connection with such installation, use, operation, maintenance and removal.
45.08Tenant shall have the right, at Tenant’s sole cost and expense, to contract for telecommunications service from any reputable carrier which serves the area, subject to Landlord’s consent (which consent shall not be unreasonably withheld, conditioned or delayed and may include, without limitation, the condition that such service provider enter into a license agreement with Landlord which is reasonably satisfactory to Landlord), and Landlord shall reasonably cooperate with Tenant in connection therewith, without liability or out-of-pocket cost or expense to Landlord. If Tenant desires to subscribe to a telecommunications company that does not then service the Building, at Tenant’s written request, Landlord shall reasonably cooperate with Tenant to allow any such service provider to provide service to the Building for

47

Tenant’s operations at no charge to Tenant (or, other than customary charges under the aforementioned license agreement, such service provider) by Landlord, but without liability or out-of-pocket cost or expense to Landlord.
ARTICLE 46

MISCELLANEOUS
46.01This Lease represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Premises or any matter or thing affecting or relating to Premises except as specifically set forth in this Lease. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Lease. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up”, representation, agreement or information pertaining to the Premises, the Building or this Lease furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted.
46.02This Lease shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law provisions.
46.03This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Lease may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Lease identical thereto except having an additional signature page executed by the other party to this Lease attached thereto. Any counterpart of this Lease may be delivered via facsimile, email or other electronic transmission, and shall be legally binding upon the parties hereto to the same extent as originals.
46.04Neither party shall record this Lease without the prior consent of the other party, unless the recording of this Lease shall be required by a Lessor or Mortgagee.
46.05Notwithstanding anything to the contrary contained in this Lease, except as set forth in Section 12.02, neither party hereunder shall be liable under or in connection with this Lease for consequential, special, punitive, exemplary and/or other like damages.
46.06The provisions of this Lease are intended to be for the sole benefit of the parties hereto and their respective successors and permitted assigns, and none of the provisions of this Lease are intended to be, nor shall they be construed to be, for the benefit of any third party.
46.07Intentionally Omitted.
46.08All references in this Lease to a “full floor of the Premises” or words of similar import shall mean a portion of the Premises comprising a floor of the Building with respect to which Tenant leases the entire rentable area of such floor.

48

46.09Tenant hereby represents to Landlord that as of the date of this Lease, Tenant is not a Prohibited Person. Landlord hereby represents to Tenant that as of the date of this Lease, Landlord is not a Prohibited Person. “Prohibited Person” means a person or entity (i) listed in the Annex to, or is otherwise designated under the provisions of, the Executive Order 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, as the same has been, and may be, amended from time to time (the “Executive Order”), (ii) controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise designated under the provisions of, the Executive Order, (iii) with whom a party is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering or any other Applicable Law, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) U.S.C. App. 1 et seq. and the Executive Order, (iv) which commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, or (v) named as a “specially designated national (SDN) and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.
46.10Neither party hereto may issue (or cause to be issued) a press release or written statement to the press with respect to or concerning this Lease or the terms hereof without the express consent of the other party hereto. Neither party shall unreasonably withhold, condition or delay its consent to the other party issuing (or causing the issuance of) such press release or written statement to the press, provided, however, that Tenant shall not issue any such press release or written statement prior to Landlord issuing any such press release or statement. Notwithstanding the foregoing, either party shall be permitted to issue any such press release or written statement that is necessary in order to comply with Applicable Laws. In the event of a breach or threatened breach of the provisions of this Section 46.10 by either party, the other party’s sole remedies shall be an action to recover its actual damages directly resulting from any such breach (subject to the provisions of Section 46.05 of this Lease) and/or an action or proceeding to enforce the provisions of this Section 46.10, or for specific performance, injunction or declaratory judgment.
46.11All of the Exhibits attached to this Lease are incorporated in and made a part of this Lease and all references to “this Lease” shall be deemed to include such Exhibits.
46.12The rule of “ejusdem generis” shall not be applicable to limit a general statement in this Lease following, followed by, or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned, except as may be otherwise reasonable within the particular context of any such statement.
46.13Whenever in this Lease the occurrence of a certain date, deadline or event is defined by reference to a certain number of months (the “Reference Number”) before or after the occurrence of a different date or event (the “Reference Date”), such date being defined based on the Reference Date shall be deemed to occur on the date occurring in the month the Reference Number of months before or after the Reference Date which is the same numerical date in the month as the Reference Date (or, if no same numerical date exists in such month, the last day of such month). By way of example, if a certain event is to occur ten (10) months after the Commencement Date and (x) the Commencement Date occurs on May 1, such event shall occur on March 1 of the following year, or (y) the Commencement Date occurs on April 30, such event shall occur on February 28 (or, in the case of a leap year, on February 29) of the following year.
46.14Each party shall keep the provisions of this Lease, and all negotiations with respect thereto, confidential. Each party and its partners, officers, shareholders, directors,

49

members, employees and representatives, shall not, without the prior consent of the other party, disclose, divulge, communicate or otherwise reveal to any person, the provisions of this Lease, and all negotiations with respect thereto, except (a) to the extent required pursuant to Applicable Laws (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose such provisions, (b) to the extent necessary, to attorneys, accountants or other professional consultants or advisors of such party; provided that each such attorney, accountant, and other professional consultants or advisors is informed of this confidentiality provision and of the duty to maintain the confidentiality of the provisions of this Lease and all negotiations with respect thereto, (c) to the extent required by securities laws or the compliance provisions of any legal authority, or any securities, bond or commodities exchange to disclose such provisions and (d) that Landlord may make extensive disclosures to its investors, lenders, secured and unsecured, rating agencies, prospective purchasers, consultants and other parties in the ordinary course of its ownership of the Project and Tenant agrees that no such disclosures shall be restricted by or deemed a breach by Landlord of the provisions of this Section 46.14 or of Section 46.10. In making any such disclosure, Landlord shall instruct the parties described in this clause (d) that they shall maintain such information as confidential to the extent permitted by Applicable Laws, to the extent such confidentiality instruction is customary for the disclosure in question. The provisions of this Section 46.14 shall survive the termination of this Lease.
ARTICLE 47

LANDLORD’S CONTRIBUTION
[***].

ARTICLE 48

OPERATING EXPENSE ESCALATION
48.01 Tenant shall pay to Landlord, as Additional Rent, operating expense payments in accordance with this Article 48:
48.02Definitions: For the purpose of this Article 48, the following definitions shall apply:
(i)The term the “Percentage” shall mean the percentage which is calculated by dividing (a) the total rentable square footage of the Premises by (b) the total rentable square footage of the office space in the Building, in each case, as such rentable square footage is determined in accordance with Section 1.01 of this Lease. [***].
(ii)The term “Expense Year” for purposes of this Article shall mean each calendar year in which any part of the Term occurs.
(iii)The term “Expenses” shall mean the total, without duplication, of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the Project and the services provided tenants therein, including, without limitation, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents; air conditioning; mechanical ventilation; heating; cleaning, by contract or otherwise; window washing (interior and exterior); elevators, escalators; porters and matron service; all electricity purchased for the Building except that which is redistributed to premises leased by tenants in the Building; protection and security; lobby decoration; costs and expenses in

50

connection with the Amenity Floor; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first class building; maintenance; management fees (subject to the limitation set forth in clause (b) below); painting of non-tenant areas; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting employees of the Building up to and including the building manager; uniforms and working clothes for such employees and the cleaning thereof and expenses imposed pursuant to law or to any collective bargaining agreement with respect to such employees; worker’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; the rental value of Landlord’s management office in the Building; the total of all the costs and expenses incurred or borne by Landlord with respect to procuring and maintaining insurance coverage consistent with recommendations of an independent risk management consultant, taking in account all relevant factors in respect of the Project, including, without limitation, the following insurance coverages: comprehensive all risk insurance on the Project and the personal property contained therein or thereon, commercial general liability insurance against claims for personal injury, bodily injury, death or property damage, occurring upon, in or about the Project, extended coverage, boiler and machinery, sprinkler, apparatus, rental, business income and plate glass insurance, owner’s contingent or protective liability insurance, workers’ compensation and employer’s liability insurance, insurance against acts of terrorism (including, without limitation, bio terrorism), and any insurance required by a mortgagee; and association fees or dues.
Notwithstanding anything to the contrary in this Lease, the foregoing Expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:
(a)expenses related to leasing space (including, without limitation, leasing and/or brokerage commissions, the cost of tenant improvements (or allowances that Landlord provides to a tenant therefor), legal fees, lease buy-out costs, rent concessions, takeover expenses, costs of relocating or moving tenants and advertising expenses);
(b)managing agents’ fees or commissions in excess of three percent (3%) of rents payable by tenants leasing office space in the Building;
(c)wages, salaries, bonuses or other compensation and the cost of any benefits, in any case, for executives’ above the grade of building manager;
(d)if (i) Landlord makes an improvement to the Project or a replacement at the Project in either case in connection with the maintenance, repair, management or operation thereof or Landlord leases any equipment in connection with the maintenance, repair or operation of the Project, as the case may be, (ii) generally accepted accounting principles consistently applied (“GAAP”), require Landlord to capitalize the cost of such improvement or replacement, or with respect to such leased equipment, GAAP would require Landlord to capitalize the cost of such leased equipment if such leased equipment had been purchased by Landlord (any such improvement, replacement or leased equipment, as the case may be, a “Capital Item”), then Expenses shall include (A) the annual amortization (amortized on a straight line basis over the useful life thereof determined in accordance with GAAP) of costs incurred by Landlord for any Capital Items installed or paid for by Landlord to the extent required by any new (or change in) Applicable Laws which are (x) enacted after the Commencement Date or (y) enacted before the Commencement Date but first become effective after the Commencement Date; (B) the annual amortization (amortized on a straight line basis over the useful life determined in accordance with GAAP) of costs of any Capital Item purchased or incurred as a labor-saving measure or to affect other cost-savings in the operation or maintenance of the Building (but only to the extent that the annual amortized

51

costs of any such Capital Item (together with the interest thereon as described below) in any single Expense Year does not exceed the actual cost savings realized in such Expense Year); (C) the annual amortization (amortized on a straight line basis over the useful life determined in accordance with GAAP) of costs of any Capital Item purchased or incurred as a replacement which in Landlord’s reasonable judgment is prudent to make in lieu of repairs to the replaced item(s) (but only to the extent that the annual amortized costs of any such Capital Item (together with the interest thereon as described below) in any single Expense Year does not exceed the reasonably projected repair costs that Landlord would have incurred in respect of the applicable item during such Expense Year), and (D) the annual amortization (amortized on a straight line basis over the useful life determined in accordance with GAAP) of costs of any furniture, fixtures and equipment for the Amenity Floor or any technology upgrades to the Amenity Floor or any improvements, installations or alterations (including, without limitation, painting, wallpapering, wallcovering and carpeting) to the Amenity Floor, in each case, incurred by or on behalf of Landlord in order to maintain the quality and standards of the Amenity Floor existing on the date the Amenity Floor is first operational and available for use by tenants, but not any of the foregoing costs incurred in connection with the initial construction of the Amenity Floor, and, in each of the foregoing cases described in clauses (A), (B), (C) and (D), such amortization shall include interest at Landlord’s actual financing cost, if any, or, if such Capital Item was not financed by Landlord, at the Prime Rate at the time Landlord incurred the cost for any such Capital Item. If Landlord shall lease any such Capital Items designed to result in savings or reduction in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the Expense Year in which they were incurred, except that in no event shall such rentals or other costs in any particular Expense Year exceed the amount that Landlord would have been permitted to include in Expenses pursuant to this clause (d) if Landlord had incurred the cost of the applicable Capital Item;
(e)amounts for which Landlord has been reimbursed through proceeds of insurance;
(f)the cost of repairs or replacements incurred by reason of fire or other casualty to the extent such costs are covered by insurance carried by Landlord (or would have been covered by insurance carried by Landlord if Landlord had maintained the insurance Landlord is required to maintain pursuant to Section 43.12), except for costs not covered by reason of the deductible or self-insured retention portion of any insurance policy maintained by Landlord consistent with recommendations of an independent risk management consultant, taking in account all relevant factors in respect of the Project (it being agreed that the amount of any such deductible or self-insured retention portion of any such insurance policy shall be includible in Expenses);
(g)advertising and promotional expenditures;
(h)accounting, auditing, legal or arbitration fees for disputes with tenants and legal and auditing fees, other than accounting, auditing, legal and arbitration fees reasonably incurred in connection with the maintenance and operation of the Project or in connection with the preparation of statements required pursuant to Additional Rent or lease escalation provisions;
(i)expenses in connection with services, materials or other benefits which are not offered to Tenant or for which Tenant is charged directly or is otherwise responsible (other than pursuant to the provisions of this Article 48), which are provided to another tenant or occupant of the Building;

52

(j)the cost of correcting structural defects in the initial construction of the Building or the cost of correcting structural defects arising from defects in the base, shell or core of the Building or in improvements installed by Landlord;
(k)Capital Items, depreciation or amortization expense (except as permitted pursuant to Section 48.02(iii)(d));
(l)amounts for which Landlord is entitled to reimbursement directly by any other tenant(s) or occupant(s) of the Building, other than by means of expense reimbursement provisions similar to this Article 48 contained in the leases or occupancy agreements of such other tenant(s) or occupants;
(m)Real Estate Taxes;
(n)except as permitted pursuant to Section 48.02(iii)(d), payments of interest or principal in respect of Landlord’s debt, and other costs incurred in connection with any sale, purchase, financing or refinancing of the Project or any portion thereof or any interest therein;
(o)any ground lease rental (other than amounts which constitute a reimbursement to the lessor for items which would have been included in Expenses under this Lease if the same were paid directly by Landlord);
(p)any costs incurred by Landlord in connection with effecting a condominium conversion in accordance with this Lease;
(q)costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements, or other real property interests;
(r)costs and expenses that would otherwise constitute Expenses if relating exclusively to the retail space in the Building or other rentable space leased in the Building for non-office use;
(s)bad debt loss, rent loss or reserves;
(t)reserves for repairs, maintenance and replacements;
(u)any fee or expenditure that is paid or payable to any affiliate of Landlord to the extent that such fee or expenditure exceeds the commercially reasonable rate that would be reasonably expected to be paid in the absence of such relationship (it being understood that management fees of up to three percent (3%) of rent payable by tenants leasing office space in the Building shall be deemed not to be in excess of such commercially reasonable rate and therefore shall be includable in Expenses);
(v)the cost to acquire objects of fine art that Landlord installs in the Building (but including in Expenses the costs of insurance, maintenance and cleaning of same);
(w)fees, dues, or contributions that Landlord pays voluntarily to civic organizations, charities, political parties, or political action committees, other than association fees or dues payable to the Real Estate Board of New York, Inc., and other professional associations organized to promote the interests of commercial landlords;

53

(x)any interest, fine, penalty or other late charge payable by Landlord, except to the extent that the cost of avoiding liability for such interest, fine, penalty or other late charge exceeds the amount thereof, resulting from Landlord’s violation of any Applicable Law;
(y) costs or expenses incurred due to the violation or default by Landlord of the terms and conditions of any lease (including this Lease) or occupancy agreement or under any mortgage or ground lease affecting the Project;
(z)penalties for any late payments made by Landlord for costs that constitute Expenses;
(aa)costs incurred by Landlord which result from Landlord's negligence or willful misconduct, to the extent any such costs are in excess of the costs that would have been incurred in the absence of Landlord’s negligence or willful misconduct;
(ab)costs associated with the operation of the partnership or other entity which constitutes Landlord, as distinguished from costs of operation of the Project, including accounting and legal costs, costs of defending lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any ownership interest in Landlord, or any of Landlord's interests in the Project and costs that Landlord incurs in organizing or maintaining in good standing the entity that constitutes Landlord, or in authorizing Landlord to do business in the State of New York;
(ac)Landlord’s entertainment expenses and related travel expenses not related to property management;
(ad)costs that Landlord incurs in installing submeters measuring electricity or water in the portions of the Building that Landlord has leased or that Landlord is offering for lease, or that otherwise constitute leasable space that is not used for the general benefit of the occupants of the Building;
(ae)any imputed fixed or base rent for the Amenity Floor;
(af)the cost of electricity that is furnished to the Premises or any other leasable areas of the Building, other than for the operation of the Building Systems;
(ag)amounts payable by Landlord for withdrawal liability or unfunded pension liability to a multi-employer pension plan (under Title IV of the Employee Retirement Income Security Act of 1974, as amended, or laws of similar application);
(ah)amounts for which Landlord has been reimbursed through condemnation proceeds or claims under warranties;
(ai)costs or expenses incurred in connection with expanding or reducing the rentable area of the Project, including costs of constructing any additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building, and construction costs of reducing the area of the Building, plazas or such other structures;
(aj)notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to Capital Items, any and all costs arising from

54

the removal or encapsulation of Hazardous Materials in or about the Premises or the Building (but exclusive of any such costs with respect to Hazardous Materials (other than asbestos) used in compliance with all Applicable Laws in the course of operating and maintaining the Project, which costs shall not be excluded from Expenses pursuant to this clause (jj);
(ak)any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, if any;
(al)costs of signs in or on the Building identifying the owner of the Building or any tenants’ signs;
(am)costs or expenses of any judgment, settlement or arbitration award resulting from any liability of Landlord and all expenses incurred in connection therewith except to the extent that such costs and expenses of any judgment, settlement, or arbitration award would have been otherwise includable as an Expense if not costs or expenses of such judgment, settlement or arbitration award;
(an)initial build-out costs or expenses for any amenities; it being expressly understood that the foregoing shall not prevent Landlord from including in Expenses any maintenance and/or operating costs for any amenities from time to time constructed, created or designated for the general benefit of tenants in the Project;
(ao)costs or expenses incurred by Landlord to remedy violations of Applicable Laws as of the Effective Date;
(ap)any amounts that Landlord pays to indemnify a third person, or that constitute damages that a third person recovers against Landlord, to the extent any such costs are in excess of the costs that would have been incurred in the absence of such indemnification or award of damages;
(aq)the cost of electricity that is furnished to the Premises or any other leasable areas of the Building, other than for the operation of the Building Systems;
(ar)operating costs incurred due to private events at the Project that would not have been incurred if not for such private events; and
(as)the cost of any “tenant relations” parties, events or promotions.
48.03If during any Expense Year, Landlord does not furnish any particular item(s) of work or service (the cost of which would constitute an Expense hereunder) to portions of the Project due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, the Expenses for such Expense Year shall be increased by an amount equal to the additional expenses which would reasonably have been incurred during such Expense Year by Landlord if Landlord had at its own expense furnished such item of work or service to the entire Project. Expenses shall be reduced by all cash discounts, trade discounts, quantity discounts, rebates or other amounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services the cost of which is included in Expenses.
48.04From and after the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent for each Expense Year (or portion thereof), in the manner hereinafter provided,

55

an amount (such amount being referred to herein as the “Expense Payment”) equal to the Percentage of the Expenses for such Expense Year (or portion thereof).
48.05Landlord may furnish to Tenant, prior to the commencement of the first Expense Year, a statement setting forth Landlord’s estimate of the Expense Payment for such Expense Year, provided, that Tenant shall not be obligated to pay any portion of such Expense Payment for such Expense Year prior to Landlord providing either an estimate of such Expense Payment or an Expense Statement for such Expense Year. Tenant shall pay to Landlord on the first day of each month during such Expense Year, an amount equal to 1/12th of Landlord’s estimate of such Expense Payment for such Expense Year. If the estimate is furnished to Tenant after the commencement of such Expense Year, Tenant shall pay an amount equal to 1/12th of the Expenses estimated on such statement multiplied by the number of months that shall have elapsed in such Expense Year (following the Rent Commencement Date). Within twelve (12) months following the expiration of each Expense Year and after receipt of any necessary information and computations from Landlord’s accountant, Landlord shall submit to Tenant a statement or statements, as hereinafter described, setting forth the actual Expenses for the preceding Expense Year, and the Expense Payment, if any, due to Landlord from Tenant for such Expense Year (such statement or statements in respect of a particular Expense Year being collectively referred to herein as an “Expense Statement”). Notwithstanding the foregoing, Landlord’s failure to deliver an Expense Statement within twelve (12) months following the expiration of any Expense Year shall be without prejudice to Landlord and shall not constitute a waiver of or in any way impair the continuing obligation of Tenant make any payments for such Expense Year pursuant to this Article 48. Following Tenant’s receipt of an Expense Statement, (i) Tenant shall make payment of any unpaid portion thereof, within thirty (30) days after receipt of such Expense Statement; (ii) Tenant shall also pay Landlord, as Additional Rent, within thirty (30) days after receipt of such Expense Statement, an amount equal to the product obtained by multiplying the Expense Payment for the Expense Year by a fraction, the denominator of which shall be twelve (12) and the numerator of which shall be the number of months of the current Expense Year which shall have elapsed prior to the first day of the month immediately following the rendition of such Expense Statement less the amount of any estimated payments previously made by Tenant on account of the Expense Payment for such period; and (iii) Tenant shall also pay to Landlord, as Additional Rent, commencing as of the first day of the month immediately following the rendition of such Expense Statement and on the first day of each month thereafter until a new Expense Statement is rendered an amount equal to 1/12th of the total Expense Payment for the preceding Expense Year. The aforesaid monthly payments based on the total Expense Payment for the preceding Expense Year shall from time to time (but no more than twice per year) be adjusted to reflect, if Landlord can reasonably so estimate, known increases in rates or cost, for the current Expense Year applicable to the categories involved in computing Expenses whenever such increases become known prior to or during such current Expense Year. The payments required to be made under clauses (ii) and (iii) above shall be credited toward the Expense Payment due from Tenant for the then current Expense Year, subject to adjustment as and when the Expense Statement for such current Expense Year is rendered by Landlord.
48.06The Expense Statements to be furnished by Landlord as provided above shall be prepared in reasonable detail. The Expense Statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant within one hundred eighty (180) days after they are furnished shall give notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which Tenant claims the applicable Expense Statement is inaccurate or inappropriate. Pending the resolution of any such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the Expense Statement furnished by Landlord. If any Expense Statement shows that there was an overpayment, Landlord shall, within thirty (30) days following the submission to Tenant of such Expense Statement, refund to Tenant the

56

amount thereof, or, at Landlord’s option, credit such amount against the next installment(s) of Rent which become(s) due.
48.07Landlord shall grant Tenant (together with its designated representatives) reasonable access to so much of Landlord’s books and records as may be required for the purposes of verifying the Expenses incurred for any Expense Year (hereinafter, an “Audit”) during normal business hours at the place where they are regularly maintained in New York, New York, on a minimum of ten (10) Business Days’ prior notice, only during the one hundred eighty (180) day period of time after the date that Landlord gives to Tenant an Expense Statement with respect to such Expense Year, provided and on the express condition that: (i) notice is given by Tenant in a timely fashion under this Section 48.07, (ii) all Additional Rent is timely paid by Tenant to Landlord in accordance with the Expense Statements furnished to Tenant under this Article 48, (iii) Tenant and its designated representatives (including the person or company examining Landlord’s books and records on Tenant’s behalf (the “Auditor”)) shall execute a confidentiality agreement (substantially in the form annexed to this Lease as Exhibit K) prior to the time access to Landlord’s books and records is given and (iv) the Auditor is not paid based in whole or in part on the amount of any reduction of the payment resulting from the examination. Tenant shall be solely responsible for all of Tenant’s costs incurred in connection with any Audit provided, however, that if the Audit ultimately reflects (after taking into account a final determination of the Arbiter under Section 48.08) that Landlord overstated Expenses for a particular Expense Year by more than four percent (4%) of total Expenses, then Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs incurred by Tenant in performing the Audit, within thirty (30) days after the date that Tenant submits to Landlord an invoice therefor, together with reasonable supporting documentation for the charges set forth therein.
48.08Tenant, within such one hundred eighty (180) day period described in Section 48.07, may send a notice (“Tenant’s Statement”) to Landlord that Tenant disagrees with the applicable Expense Statement, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of the Expense Payment Tenant claims is due.  If Tenant fails timely to deliver a Tenant’s Statement, then such Expense Statement shall be conclusive and binding on Tenant. Landlord and Tenant shall attempt to adjust any such disagreement. If they are unable to do so within sixty (60) days after Tenant shall have given Tenant’s Statement to Landlord, then such disagreement shall be determined by an Arbiter in accordance with this Section 48.08, and promptly thereafter Landlord and Tenant shall jointly designate an independent certified public accountant (the “Arbiter”) whose determination made in accordance with this Section 48.08 shall be binding upon the parties. Tenant shall be responsible for paying all amounts owed to the Arbiter. The Arbiter shall have at least ten (10) years of experience in the real estate accounting field and be a member of an independent certified public accounting firm having at least fifteen (15) accounting professionals. If Landlord and Tenant fail to agree upon the designation of the Arbiter within fifteen (15) days after receipt of notice from a party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more independent certified public accountants meeting the requirements of this Section 48.08 and who are acceptable to the party sending such notice, then either party shall have the right to request JAMS to designate as the Arbiter an independent certified public accountant meeting the requirements of this Section 48.08 whose determination made in accordance with this Section 48.08 shall be conclusive and binding upon the parties. Pending the resolution of any contest pursuant to this Section 48.08, and as a condition to Tenant’s right to prosecute such contest, Tenant shall pay all sums required to be paid in accordance with the applicable Expense Statement pursuant to Section 48.05. Any decision of the Arbiter shall not exceed the amount determined to be due in the first instance as set forth in the Expense Statement or be less than the amount claimed to be due by Tenant in Tenant’s Statement, and any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. If

57

Tenant shall prevail in such contest, an appropriate refund or credit shall be made by Landlord to Tenant within thirty (30) days after such determination.
48.09If the Rent Commencement Date occurs after the first day of an Expense Year, then the Expense Payment due under this Article 48 for such Expense Year shall be appropriately prorated such that the Expense Payment for such Expense Year shall be an amount equal to the Percentage of the product obtained by multiplying the Expenses for such Expense Year by a fraction, the numerator of which is the number of days remaining in such Expense Year from and after the Rent Commencement Date and the denominator of which is 365 (or 366 if such Expense Year is a leap year). Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default) whether the same be the date hereinabove set forth for the expiration of the Term or any prior or subsequent date, a proportionate share of said Expense Payment for the Expense Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Expense Year. Promptly after the Expense Statement for that Expense Year has been furnished to Tenant, Landlord and Tenant shall make appropriate adjustments of amounts then owing.
48.10In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article 48.
48.11Landlord’s and Tenant’s obligation to make the adjustments referred to in Sections 48.05 and 48.09 above shall survive any expiration or termination of this Lease.
48.12Any delay or failure of Landlord in billing any escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such escalation hereunder.
ARTICLE 49

RENEWAL OPTION
[***].

ARTICLE 50

OFFER SPACE OPTION
[***].
ARTICLE 51

SECURITY DEPOSIT
51.01    Upon the execution and delivery of this Lease, Tenant shall deliver to Landlord either cash or an unconditional irrevocable letter of credit, and Tenant shall maintain same in effect at all times during the Term hereof, in either case as security for the full and faithful performance and observance by Tenant of Tenant’s covenants and obligations under this Lease, [***]. If at any time during the Term, the Issuing Bank does not maintain the Issuing Bank Criteria, then Landlord may so notify Tenant and, unless Tenant delivers a replacement

58

letter of credit from another commercial bank reasonably approved by Landlord meeting the Issuing Bank Criteria within forty-five (45) days after receipt of such notice, Landlord may draw the full amount of such letter of credit and hold the proceeds in a cash security deposit in accordance with this Article 51. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than forty-five (45) days prior to the expiration thereof.
(b)If Tenant delivers such letter of credit, Tenant shall, throughout the Term, deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof complying with the terms of this Article 51 (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a “Letter of Credit”) no later than forty-five (45) days prior to the expiration date of the preceding Letter of Credit. The term of each such Letter of Credit shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of or amendment to a Letter of Credit within any of the applicable time limits set forth in this Article 51, Landlord shall have the right to draw down on the Letter of Credit and retain such cash amount as the security. Upon delivery to Landlord of any replacement or amendment to the Letter of Credit Landlord shall return to Tenant the proceeds of the Letter of Credit which had been drawn by Landlord pursuant to the preceding sentence (or any balance thereof to which Tenant is entitled).
51.02    If Tenant defaults in the full and prompt payment and performance of any of Tenant’s covenants and obligations under this Lease, including, but not limited to, the payment of Fixed Annual Rent and Additional Rent, beyond notice (the delivery of which shall not be required for purposes of this Section 51.02 if Landlord is prevented or prohibited from delivering the same under Applicable Laws, including, but not limited to, all applicable bankruptcy and insolvency laws) and the expiration of any applicable cure periods (except that no notice and cure period shall be required for purposes of this Section 51.02 with respect to any default by Tenant hereunder if, at the time of such default, any of the events set forth in Section 5.01(c)-(e) hereof shall have occurred with or without the acquiescence of Tenant), Landlord may, at its option, (but shall not be obligated to) and without prejudice to any other remedy which Landlord may have on account thereof, use, apply or retain the whole or any part of the security so deposited and the interest accrued thereon, if any, (or draw down the entire Letter of Credit or any portion thereof and use, apply or retain the whole or any part of the security represented by the Letter of Credit) to the extent required for the payment of (i) any Fixed Annual Rent and Additional Rent or any other sums as to which Tenant is in default, (ii) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any reletting costs or expenses, (iii) any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord or (iv) any damages awarded to Landlord in accordance with the terms and conditions of this Lease (it being understood that any use of the whole or any part of the security represented by the Letter of Credit shall not constitute a bar or defense to any of Landlord’s other remedies under this Lease or any law, rule or regulation, including but not limited to Landlord’s right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code). If Landlord shall so use, apply or retain the whole or any part of the security or the interest accrued thereon, if any, or draw down the Letter of Credit, as the case may be, Tenant shall within ten (10) days following demand therefor deposit with Landlord a sum equal to the amount so used, applied or retained, as security as aforesaid (if Tenant shall have delivered a Letter of Credit, Tenant shall restore same either by the deposit with Landlord of cash or the provision of a replacement Letter of Credit), failing which Landlord shall have the same rights and remedies as for the non-payment of Fixed Annual Rent beyond the applicable grace period. To ensure that Landlord may utilize the security represented by the Letter of Credit

59

in the manner, for the purpose, and to the extent provided in this Article 51, each Letter of Credit shall provide that the full amount or any portion thereof may be drawn down by Landlord upon the presentation to the Issuing Bank of Landlord’s draft drawn on the Issuing Bank without accompanying memoranda or statement of beneficiary. In no event and under no circumstance shall the draw down on or use of any amounts under the Letter of Credit constitute a basis or defense to the exercise of any other of Landlord’s rights and remedies under this Lease or under any law, rule or regulation, including, but not limited to, Landlord’s right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code.
(b)In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease beyond notice and the expiration of any applicable cure periods (except to the extent that such notice and cure periods are not applicable pursuant to Section 51.02(a) above) and Landlord utilizes all or any part of the security represented by the Letter of Credit but does not terminate this Lease as provided in Article 5 hereof, Landlord may, at its option, in addition to exercising its rights as provided in Section 51.02(a) hereof, retain the unapplied and unused balance of the portion of the Letter of Credit drawn down by Landlord (herein called the “Cash Security”) as security for the full and faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said Cash Security to the extent required for payment of Fixed Annual Rent, Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants, and conditions of this Lease. In the event Landlord uses, applies or retains any portion or all of the security deposit or the security represented by the Letter of Credit (as the case may be), Tenant shall within five (5) Business Days following the date Landlord uses, applies or retains any portion or all of the security deposit or the security represented by the Letter of Credit (as the case may be), restore the amount so used, applied or retained (if Tenant shall have delivered a Letter of Credit either by the deposit with Landlord of cash or the provision of a replacement Letter of Credit) so that at all times the amount of the security deposited or the amount of the security represented by the Letter of Credit and the Cash Security, if any (as the case may be) shall be not less than the security required by this Article 51, failing which Tenant shall be in default of its obligations under this Article 51 and Landlord shall have the same rights and remedies as for the non-payment of Fixed Annual Rent beyond the applicable grace period.
51.03If Tenant shall fully and faithfully comply with all of Tenant’s covenants and obligations under this Lease, the security, or any balance thereof to which Tenant is entitled, or the Letter of Credit and the Cash Security (if any), as the case may be, shall be returned or paid over to Tenant within sixty (60) days after the date fixed as the end of this Lease and after delivery to Landlord of entire possession of the Premises in compliance with the provisions of this Lease; provided, however, in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder.
51.04In the event of any sale, transfer or leasing of Landlord’s interest in the Building whether or not in connection with a sale, transfer or leasing of the land on which the Building is situated to a vendee, transferee or lessee, Landlord shall have the right to transfer the unapplied part of the security and the interest thereon, if any, to which Tenant is entitled (or require Tenant to deliver a replacement Letter of Credit naming the new landlord as beneficiary as set forth below in this Section 51.04) to the vendee, transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new landlord for the return or payment of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of Landlord’s interest in the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successor in the Building, whether in whole or in part, pay over any

60

unapplied part of said security (or transfer the Letter of Credit and the Cash Security, if any, as the case may be) to any vendee, transferee or lessee of Landlord’s interest in the Building and shall thereupon be relieved of all liability with respect thereto. In the event of any such sale, transfer or leasing, Landlord shall have the right to transfer the Letter of Credit to the new landlord as aforesaid or, in the alternative, to require Tenant to deliver a replacement Letter of Credit naming the new landlord as beneficiary, and, upon such delivery by Tenant of such replacement Letter of Credit, Landlord shall return the existing Letter of Credit to Tenant. If Tenant shall fail to deliver such replacement Letter of Credit (or a cash security deposit in the required amount in lieu thereof) within fifteen (15) days after request thereof, Tenant shall be in default of its obligations under this Article 51 and Landlord shall have the right (but not the obligation), at its option, to draw down the existing Letter of Credit and retain the proceeds as security hereunder until a replacement Letter of Credit is delivered. Landlord and Tenant hereby agree that, in connection with the transfer by Landlord or its successors or assigns hereunder of Landlord’s interest in the Letter of Credit, Tenant shall be solely liable to pay any transfer commission and other costs charged by the Issuing Bank in connection with any such transfer of the Letter of Credit, as Additional Rent hereunder, upon Landlord’s demand therefor.
51.05Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security or any interest thereon to which Tenant is entitled, or the security represented by the Letter of Credit, as the case may be, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence reasonably satisfactory to Landlord of an assignment of the right to receive the security deposit, or the remaining balance thereof, or the security represented by the Letter of Credit, as the case may be, Landlord may return the security deposit or the Letter of Credit to the original Tenant regardless of one or more assignments of this Lease.
51.06Neither the security deposit, the Letter of Credit, any proceeds therefrom or the Cash Security, if any, shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord’s damages or constitute a bar or defense to any of the Landlord’s other remedies under this Lease or at law or in equity upon Tenant’s default.
ARTICLE 52

EXPANSION RIGHT
[***].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

61

IN WITNESS WHEREOF, the said Landlord, and Tenant have duly executed this Lease as of the day and year first above written.

ONE VANDERBILT OWNER LLC
By: ______________________________
Name:
Title:
UIPATH, INC.
By: ____________________________________
Name:
Title:

20830889.20 232428-10018

EXHIBIT A
LEGAL DESCRIPTION
PARCEL I (former Lot 20, for information only)
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the northerly side of 42nd Street with the easterly side of Madison Avenue;
RUNNING THENCE northerly along the said easterly side of Madison Avenue, 134 feet 2 inches;
THENCE easterly and parallel with 42nd Street and part of the distance through the center of a party wall, 100 feet;
THENCE northerly and parallel with Madison Avenue, 66 feet 8 inches to the southerly side of 43rd Street;
THENCE easterly along the said southerly side of 43rd Street, 40 feet;
THENCE southerly again parallel with Madison Avenue, 100 feet 5 inches;
THENCE easterly and parallel with 42nd Street, 24 feet 7-1/2 inches to line of land now or formerly of The New York & Harlem Railroad Company or of The New York Central Railroad Company;
THENCE southwesterly along said Railroad Company’s land, 101 feet 10 inches to the northerly side of 42nd Street;
THENCE westerly along the said northerly side of 42nd Street, 147 feet 3 inches to the point or place of BEGINNING, be the said several dimensions more or less.
PARCEL II (former Lot 27, for information only)
ALL that certain plot, piece or parcel of land, lying above a horizontal plane drawn at elevation 44.25 feet and intersecting the easterly, westerly, northerly and southerly bounds of the land (hereinafter referred to as the “Land”) situate in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the northerly line of 42nd Street with the westerly line of Vanderbilt Avenue;
RUNNING THENCE westerly along the northerly line of 42nd Street 68 feet 5 inches;
THENCE northeasterly in a straight line 203 feet 8 inches, more or less, to a point in the southerly line of 43rd Street, 33 feet 8 inches westerly of the westerly line of Vanderbilt Avenue;
THENCE easterly along the southerly line of 43rd Street, 33 feet 8 inches to the westerly line of Vanderbilt Avenue; and THENCE southerly along the westerly line of Vanderbilt Avenue, 200 feet 10 inches, more or less, to the northerly line of 42nd Street, the point or place of beginning, be said dimensions more or less.

20830889.20 232428-10018	A-1

THE above mentioned horizontal plane is referred to herein as the “Limiting Plane”. The elevation of the Limiting Plane and all other elevations referred to herein have reference to the datum plane of the former The New York Central Railroad Company, which takes for its elevation 0 feet 0 inches mean high water mark of the East River at the foot of East 26th Street in the City of New York on June 1, 1905.
EXCEPTING so much therefrom as was excepted, reserved and set forth as subdivisions b, c, and d as Article 6 in the deed made by The Penn Central Corporation to 51 East 42nd Street Associates, dated December 5, 1978 and recorded December 22, 1978 in Reel 464 page 1721.
PARCEL III (former Lot 46, for information only)
ALL that certain plot, piece or parcel of land, situate, lying and being in the County of New York, City and State of New York, bounded and described as follows:
COMMENCING at the point on the southerly side of 43rd Street, distant 140 feet easterly from the southeasterly corner of 43rd Street and Madison Avenue;
RUNNING THENCE southerly and parallel with Madison Avenue, 100 feet 5 inches to the center line of the block between 42nd and 43rd Streets;
THENCE easterly, along said center line and parallel with 43rd Street, 24 feet 7-1/2 inches;
THENCE northeasterly on an oblique line, 101 feet 10 inches, more or less, to a point on the southerly side of 43rd Street, distant 42 feet easterly from the point of beginning; and
THENCE westerly along the southerly side of 43rd Street, 42 feet to the point or place of BEGINNING.
PARCEL IV (former Lot 52 f/k/a old Lots 50, 51, 52, for information only)
Parcel A (Old Tax Lot 50):
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:
BEGINNING at a point on the easterly side of Madison Avenue, distant 45 feet 10 inches southerly from the southeasterly corner of Madison Avenue and 43rd Street;
RUNNING THENCE easterly parallel with 43rd Street and part of the way through a party wall, 100 feet;
THENCE southerly and parallel with Madison Avenue, 20 feet 10 inches;
THENCE westerly and parallel with 43rd Street and part of the way through a party wall, 100 feet to the easterly side of Madison Avenue;
THENCE northerly and along easterly side of Madison Avenue, 20 feet 10 inches to the point or place of BEGINNING.
Parcel B (Old Tax Lot 51):

20830889.20 232428-10018	A-2

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:
BEGINNING at a point on the easterly side of Madison Avenue, distant 25 feet southerly from the corner formed by the intersection of the easterly side of Madison Avenue with the southerly side of 43rd Street;
RUNNING THENCE southerly along the said easterly side of Madison Avenue, 20 feet 10 inches;
THENCE easterly, parallel with 43rd Street 100 feet;
THENCE northerly, parallel with Madison Avenue, 20 feet 10 inches and THENCE westerly, again parallel with 43rd Street, 100 feet to the easterly side of Madison Avenue, the point or place of BEGINNING.
Parcel C (Old Tax Lot 52):
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:
BEGINNING at the intersection of the southerly side of 43rd Street and the easterly side of Madison Avenue;
RUNNING THENCE southerly along the easterly side of Madison Avenue, 25 feet;
THENCE easterly parallel with 43rd Street and part of the way through the center of a party wall, 100 feet;
THENCE northerly parallel with Madison Avenue, 25 feet to the southerly side of 43rd Street;
THENCE westerly along the southerly side of 43rd Street, 100 feet to the easterly side of Madison Avenue, to the point or place of BEGINNING.
PERIMETER DESCRIPTION
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:
BEGINNING at a point at the intersection of the northerly side of East 42nd Street (100 feet wide) with the easterly side of Madison Avenue (80 feet wide), said point being the POINT OR PLACE OF BEGINNING:
THENCE northerly, along said easterly side of Madison Avenue, a distance of 200.83 feet to a point, said point being the intersection of said easterly side of Madison Avenue with the southerly side of East 43rd Street (60 feet wide);
THENCE easterly, along said southerly side of East 43rd Street, a distance of 215.67 feet to a point, said point being the intersection of said southerly side of East 43rd Street and the westerly side of Vanderbilt Avenue (60 feet wide);

20830889.20 232428-10018	A-3

THENCE southerly along the westerly side of Vanderbilt Avenue, a distance of 200.83 feet to a point, said point being the intersection of said westerly side of Vanderbilt Avenue and the said northerly side of East 42nd Street;
THENCE westerly, along said northerly side of East 42nd Street, a distance of 215.67 feet to a point, said point being the POINT OR PLACE OF BEGINNING.
EXCEPTING so much therefrom as was excepted, reserved and set forth as subdivisions b, c and d as Article 6 in the deed made by The Penn Central Corporation to 51 East 42nd Street Associates, dated December 5, 1978 and recorded December 22, 1978 in Reel 464 page 1721.
FURTHER EXCEPTING from the above described parcel so much thereof as is lying below a horizontal plane drawn at elevation 44.25 feet and intersecting the easterly, westerly, northerly and southerly bounds of the land situate in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the northerly line of 42nd Street with the westerly line of Vanderbilt Avenue;
RUNNING THENCE westerly along the northerly line of 42nd Street 68 feet 5 inches;
THENCE northeasterly in a straight line 203 feet 8 inches, more or less, to a point in the southerly line of 43rd Street, 33 feet 8 inches westerly of the westerly line of Vanderbilt Avenue;
THENCE easterly along the southerly line of 43rd Street, 33 feet 8 inches to the westerly line of Vanderbilt Avenue; and THENCE southerly along the westerly line of Vanderbilt Avenue, 200 feet 10 inches, more or less, to the northerly line of 42nd Street, the point or place of beginning, be said dimensions more or less.
THE above mentioned horizontal plane is referred to herein as the “Limiting Plane”. The elevation of the Limiting Plane and all other elevations referred to herein have reference to the datum plane of the former The New York Central Railroad Company, which takes for its elevation 0 feet 0 inches mean high water mark of the East River at the foot of East 26th Street in the City of New York on June 1, 1905.

20830889.20 232428-10018	A-4

EXHIBIT B
FLOOR PLAN OF PREMISES
[***]
ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE

20830889.20 232428-10018	B-1

EXHIBIT C
FIXED ANNUAL RENT
Subject to the provisions of Section 3.03 of the Lease to which this Exhibit is attached, Fixed Annual Rent shall be payable in accordance with the provisions of Section 3.01 of the Lease to which this Exhibit is attached, in the amounts set forth below.

Applicable Period	Annual Base Net Rent
The period commencing on the Commencement Date and ending on the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date (the “First Rent Period”)	$150.00 per rentable square foot of the Premises
The period commencing on the fifth (5th) anniversary of the Rent Commencement Date and ending on the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date	$160.00 per rentable square foot of the Premises
The period commencing on the tenth (10th) anniversary of the Rent Commencement Date and expiring on the Fixed Expiration Date	$170.00 per rentable square foot of the Premises

20830889.20 232428-10018	C-1

EXHIBIT D
PRE-APPROVED CONTRACTORS
[***]

20830889.20 232428-10018	D-1

EXHIBIT E
FORM OF NONDISTURBANCE AGREEMENT
[***]

20830889.20 232428-10018	E-1

EXHIBIT F
CLEANING STANDARDS
[***]

20830889.20 232428-10018	F-1

EXHIBIT G
RULES AND REGULATIONS MADE A PART OF THIS LEASE
1.No animals (other than bona fide service animals), birds, bicycles or vehicles shall be brought into or kept in the Premises. The Premises shall not be used for manufacturing or commercial repairing or for sale or display of merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the Premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any use other than specifically provided for in Tenant’s lease. Tenant shall not cause or permit in the Premises any disturbing noises which may interfere with occupants of this or neighboring Buildings, any cooking or objectionable odors, or any nuisance of any kind, or, except as otherwise expressly permitted in Section 15.04(a), any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate so as to prevent the same.
2.The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not place anything out of doors, windows or skylights, or into hallways, stairways or elevators, nor place food or objects on outside window sills.    Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from Tenant’s Premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the Building be covered or obstructed in any way (except for window coverings installed by Tenant in accordance with the provisions of Article 8 of the Lease).
3.Tenant shall not place a load upon any floor of the Premises in excess of the load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe, in Landlord’s reasonable discretion, the weight and position of all safes, file cabinets and filing equipment in the Premises. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, and in settings reasonably approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the Building is prohibited.
4.Tenant shall not move any heavy or bulky materials into or out of the Building or make or receive large deliveries of goods, furnishings, equipment or other items except during such hours and in such manner as Landlord shall reasonably approve and in accordance with Landlord’s reasonable rules and regulations pertaining thereto. If any material or equipment requires special handling, Tenant shall, to the extent required by Applicable Laws, employ only persons holding a Master Rigger’s License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude any freight which violates any rule, regulation or other provision of this Lease.
5.Except as otherwise provided in the Lease, no sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the Building located outside of the Premises or inside of the Premises if visible from outside of the Premises, without the prior written consent of Landlord.    Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal and any restoration costs. No advertising of any kind by Tenant shall refer to the name of the Building (but may set forth the address of the Building).
6.Except as otherwise permitted by this Lease, no article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the

20830889.20 232428-10018	G-1

Premises, nor, except as otherwise permitted in this Lease, shall any part of the Premises be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord (which shall be granted or withheld in accordance with Article 8 of the Lease).
7.No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Two (2) sets of keys to all exterior and interior locks shall be furnished to Landlord. At the termination of this Lease, Tenant shall deliver to Landlord all keys in Tenant’s possession for any portion of the Premises or Building. Before leaving the Premises unoccupied at any time, Tenant shall close all windows and close and lock all doors.
8.No Tenant shall purchase or obtain for use in the Premises any spring water, ice, towels, food, bootblacking, barbering or other such service furnished by any company or person not approved by Landlord, with approval shall not be unreasonably withheld. Any necessary exterminating work in the Premises shall be done at Tenant’s expense, at such times, in such manner and by such company as Landlord shall reasonably require. Landlord reserves the right to exclude from the Building, from 6:00 p.m. to 8:00 a.m., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to all persons reasonably designated by Tenant. Tenant shall be responsible for the acts of all persons to whom passes are issued at Tenant’s request.
9.Intentionally omitted.
10.The use in the Premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.
11.Tenant shall keep all entrance doors on multi-tenant floors from the hallway to the Premises closed at all times except for use during ingress to and egress from the Premises. Tenant acknowledges that a violation of the terms of this paragraph may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Premises, and Tenant agrees to indemnify Landlord from any fines, penalties, claims, action or increase in fire insurance rates resulting from Tenant’s violation of the terms of this paragraph.
12.Tenant shall be permitted to maintain an “in-house” messenger or delivery service within the Premises, provided that Tenant shall require that any messengers in its employ affix identification to the breast pocket of their outer garment, which shall bear the following information: name of Tenant, name of employee and photograph of the employee. Messengers in Tenant’s employ shall display such identification at all time.
13.In case of any conflict or inconsistency between any provisions of this Lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this Lease shall control.

20830889.20 232428-10018	G-2

EXHIBIT H
HVAC SPECIFICATIONS

[***]

20830889.20 232428-10018	H-1

EXHIBIT I
ELEVATOR SPECIFICATIONS

[***]

20830889.20 232428-10018	I-1

EXHIBIT J
INTENTIONALLY OMITTED

20830889.20 232428-10018	J-1

EXHIBIT K
FORM OF CONFIDENTIALITY AGREEMENT
One Vanderbilt Owner LLC
420 Lexington Avenue
New York, New York 10170
Attention: General Counsel – Real Estate

__________, 20__

[Tenant/Auditor
Attn:    __________________]
Re:    Confidentiality Agreement – Review of Operating Expenses (the "Review") by [Tenant/Auditor] (the "Reviewing Party")
Dear [________________]:
Following your execution of this letter, you will be provided with certain confidential information from One Vanderbilt Owner LLC and/or one or more of its affiliates, representatives or advisors (collectively, "Disclosing Party") relating to the Review (collectively, the "Evaluation Information").
Subject to the terms hereof, you (a) shall not use any Evaluation Information other than in connection with the Review, (b) shall keep the Evaluation Information confidential, and (c) shall not disclose or reveal any Evaluation Information to any third party (i.e., other than you or your Representatives) in any manner whatsoever without Disclosing Party’s prior written consent, except as may be required (i) by applicable law or by any rules or regulations of the United States Securities and Exchange Commission (or its equivalent in any foreign country), or by any government agency including the Office of the Comptroller of the Currency of the U.S. Department of the Treasury or any domestic or foreign public stock exchange or stock quotation system, that may be applicable to the Reviewing Party or any of its direct or indirect constituent owners or Affiliates, (ii) in connection with any litigation or arbitration involving the subject matter of this letter agreement in which the Disclosing Party is the opposing party, or (iii) by legal or judicial process or to the extent the same is or becomes available to the general public (it being agreed that your disclosure of the Evaluation Information to an arbitrator in an arbitration proceeding between the Reviewing Party, as tenant, and One Vanderbilt Owner LLC, as landlord, pursuant to the Agreement of Lease dated [__], 20___, shall not, in and of itself, be deemed to violate this letter agreement). Prior to disclosing any Evaluation Information to any Representative, except employees, officers and directors of Tenant (other than a third party auditor, who or which shall execute an agreement on the form hereof as a condition thereto), you shall deliver to us the letter attached hereto, executed by such Representative.

As used in this letter agreement, the term "Representatives" means, as to any person, such person's affiliates and its and their directors, officers, employees, managers, members, partners, subsidiaries, affiliates, agents, auditors, advisors (including, without limitation, attorneys,

20830889.20 232428-10018	K-1

accountants, consultants, bankers, appraisers and financial advisors), controlling persons, potential debt or equity financing sources or other representatives.1
This letter agreement will be governed and construed in accordance with the laws of the State of New York without giving effect to choice of law doctrines.
Please sign and return to us one (1) copy of this letter agreement in the space provided below in order to evidence your agreement to be bound by the provisions set forth in this letter agreement. To facilitate the execution of this letter agreement, the parties have agreed to accept facsimile or electronic transmissions as original documents.

[DISCLOSING PARTY] By:______________________________ Name: Title:	ACCEPTED AND AGREED TO: [REVIEWING PARTY] By:______________________________ Name: Title:

[NAME/ADDRESS OF REPRESENTATIVE(S)]
as of _____________________, ____

One Vanderbilt Owner LLC
420 Lexington Avenue
New York, New York 10170
Attention: General Counsel – Real Estate
1 If this agreement is being executed by a third party auditor, then the definition of Representatives shall exclude "auditors, advisors (including, without limitation, attorneys, accountants, consultants, bankers, appraisers and financial advisors), potential debt or equity financing sources or other representatives".

20830889.20 232428-10018	K-2

Re:    Confidentiality Agreement – Review of Operating Expenses (the "Review") by [_______________________] (the "Reviewing Party")

___________________:

We agree to comply with the terms and provisions of the letter agreement annexed as Schedule 1 hereto with respect to the Evaluation Information (as defined therein) in our capacity as a Representative of Tenant. As applied to the undersigned, the definition of “Representatives” shall exclude auditors, advisors (including, without limitation, attorneys, accountants, consultants, bankers, appraisers and financial advisors), potential debt or equity financing sources or other representatives.
This letter agreement will be governed and construed in accordance with the laws of the State of New York without giving effect to choice of law doctrines.
                        Very truly yours,
    [REPRESENTATIVE NAME]

By:______________________________
Name:
Title:

20830889.20 232428-10018	K-3

Schedule 1
Executed Letter Agreement
[See Attached]

20830889.20 232428-10018	K-4

EXHIBIT L
[***]

20830889.20 232428-10018	L-1

EXHIBIT M
INTENTIONALLY OMITTED

20830889.20 232428-10018	M-1

EXHIBIT N
FORM OF LETTER OF CREDIT

[***]

20830889.20 232428-10018	N-1

EXHIBIT O
[***]

20830889.20 232428-10018	O-1

EXHIBIT P
DELIVERY CONDITION WORK
[***]

20830889.20 232428-10018	P-1